=====================


                            STOCK PURCHASE AGREEMENT

                                  By and Among

                               IESI NY CORPORATION
                                    AS BUYER

                                  FRANK DIMINO
                                    AS SELLER

                              SENECA MEADOWS, INC.

                                       and

                           MACEDON HOMES INCORPORATED




                               Dated May 22, 2003

                             =====================

                                TABLE OF CONTENTS

                                                                            Page



ARTICLE 1         DEFINITIONS..................................................1

ARTICLE 2         THE TRANSACTION..............................................9

         2.1.     Sale and Purchase of the Shares; Transfer of Landfill
                  Interests; Purchase Price; Closing...........................9

         2.2.     Payment of Purchase Price...................................10

         2.3.     Additional Payments.........................................10

         2.4.     Additional Contingent Payment...............................12

         2.5.     Deposit.....................................................13

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF SELLER....................13

         3.1.     Capacity, Organization, Standing and Qualification..........13

         3.2.     Capitalization and Ownership................................13

         3.3.     Authority...................................................14

         3.4.     Execution and Delivery......................................14

         3.5.     No Conflicts; Consents......................................14

         3.6.     Minute Book, Records, Officers; Bank Accounts;
                  Powers of Attorney, Etc.....................................15

         3.7.     Financial Statements; Accounts Receivable...................15

         3.8.     Taxes.......................................................16

         3.9.     Contracts...................................................16

         3.10.    Personal Property...........................................18

         3.11.    Owned Real Property; Leased Real Property...................18

         3.12.    Compliance with Law.........................................20

         3.13.    Environmental, Health, and Safety Matters...................20

         3.14.    Permits.....................................................23

         3.15.    Landfill Capacity...........................................23

         3.16.    Ordinary Course.............................................23

         3.17.    No Adverse Changes..........................................23

         3.18.    Litigation..................................................25

         3.19.    Insurance...................................................25

         3.20.    Intellectual Property.......................................26

         3.21.    Transactions with Affiliates................................26

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

         3.22.    Labor Matters...............................................26

         3.23.    Employee Benefit Plans......................................27

         3.24.    Operation of the Business; Landfill.........................28

         3.25.    Undisclosed Liabilities.....................................28

         3.26.    Customers...................................................28

         3.27.    Brokers.....................................................29

         3.28.    Condition of Assets.........................................29

         3.29.    Miscellaneous...............................................29

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF BUYER.....................30

         4.1.     Organization................................................30

         4.2.     Authority...................................................30

         4.3.     Execution and Delivery......................................30

         4.4.     No Conflicts; Consents......................................30

         4.5.     Brokers.....................................................31

ARTICLE 5         COVENANTS OF SELLER, MACEDON AND THE COMPANY................31

         5.1.     Conduct of Business Pending Closing.........................31

         5.2.     Ordinary Course.............................................32

         5.3.     Required Consents...........................................32

         5.4.     Survey......................................................33

         5.5.     Delivery of Real Property Documentation.....................33

         5.6.     Review and Status of Title..................................34

         5.7.     Title to the Property.......................................34

         5.8.     Transfer Tax Forms..........................................35

         5.9.     Access, Information, and Documents..........................35

         5.10.    Acquisition Proposals.......................................36

         5.11.    Preparation of Certain Schedules............................36

         5.12.    Audit.......................................................36

         5.13.    Benefit Plans...............................................37

ARTICLE 6         CONDITIONS TO CLOSING.......................................37

         6.1.     Conditions Precedent to Obligations of Buyer................37

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

         6.2.     Conditions Precedent to the Obligations of
                  Seller and Macedon..........................................39

ARTICLE 7         DELIVERIES AND PROCEEDINGS AT CLOSING.......................40

         7.1.     Closing Deliveries by Seller................................40

         7.2.     Deliveries by Macedon.......................................41

         7.3.     Deliveries By Buyer.........................................41

         7.4.     Other Documents.............................................42

ARTICLE 8         TERMINATION.................................................42

         8.1.     Termination.................................................42

         8.2.     Effect of Termination.......................................43

ARTICLE 9         CERTAIN ADDITIONAL COVENANTS................................43

         9.1.     Costs and Expenses..........................................43

         9.2.     Non-Competition; Non-Raid...................................43

         9.3.     Rochester Transfer Station..................................44

         9.4.     Public Announcements........................................44

         9.5.     Covenants of Buyer..........................................45

         9.6.     Participation in Negotiations...............................45

         9.7.     Certain Relationships.......................................45

         9.8.     Specified Plot Easement.....................................45

         9.9.     Equipment Purchases.........................................46

ARTICLE 10        TAXES.......................................................46

         10.1.    Taxes.......................................................46

         10.2.    Cooperation on Tax Matters..................................46

ARTICLE 11        INDEMNIFICATION.............................................47

         11.1.    Survival....................................................47

         11.2.    Indemnification by Seller and Macedon.......................48

         11.3.    Indemnification by Buyer....................................48

         11.4.    Notice and Opportunity to Defend............................48

         11.5.    Reimbursement...............................................49

         11.6.    Adjustments to Indemnification Payments.....................49

         11.7.    No Other Representations....................................50

                                TABLE OF CONTENTS
                                  (continued)

                                                                            Page

         11.8.    Specific Performance........................................50

         11.9.    Purchase Price Adjustment...................................51

         11.10.   Survival of Indemnification Obligations.....................51

ARTICLE 12        MISCELLANEOUS...............................................51

         12.1.    Notices.....................................................51

         12.2.    Successors and Assigns......................................52

         12.3.    Construction................................................52

         12.4.    Governing Law; Jurisdiction.................................53

         12.5.    Headings....................................................53

         12.6.    Counterparts................................................53

         12.7.    Further Assurances..........................................53
         12.8.    Course of Dealing...........................................53

         12.9.    Severability................................................53

         12.10.   Entire Agreement............................................54

         12.11.   Amendments and Waivers......................................54


Exhibits
--------

A        Plat For Landfill
B        Form of Note
C        Form of Working Capital Statement
D        Form of Non-Competition Agreement
E        Form of Disposal Agreement

                           STOCK PURCHASE AGREEMENT


                  THIS STOCK PURCHASE AGREEMENT (the "Agreement"), is made and entered into this 22nd day of May, 2003, by and among IESI NY Corporation, a Delaware corporation ("Buyer"), Seneca Meadows, Inc., a New York corporation (the "Company"), Macedon Homes Inc., a New York corporation ("Macedon"), and Frank DiMino, an individual, 4400 Nine Mile Point Road, Fairport, New York 14450 ("Seller").

                                   WITNESSETH

                  WHEREAS, Seller is the sole stockholder of the Company;

                  WHEREAS, the Company operates and, together with Seller and Macedon, owns a municipal solid waste landfill (the "Business");

                  WHEREAS, upon the terms and conditions set forth in this Agreement, Buyer desires to purchase, and Seller desire to sell, assign and transfer to Buyer all outstanding capital stock of the Company; and

                  NOW, THEREFORE, in consideration of the foregoing, the respective representations, warranties and covenants set forth herein, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, Buyer, Seller and Macedon hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

                  In this Agreement (including the Schedules and Exhibits annexed hereto), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accounts Receivable" has the meaning specified in Section 2.3(a).

                  "Accounts  Receivable  Statement" has the meaning specified in
Section 2.3(f).

                  "Acquisition Financing" has the meaning specified in Section 6.1(h).

                  "Affiliate" means, when used with respect to any Person, (a) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than twenty-five percent (25%) of any class of any voting security thereof, (b) if such Person is an LLC, any officer or manager thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than twenty-five percent (25%) of any class of any voting interest therein, (c) if such Person is a partnership, any general partner thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than twenty-five percent (25%) of any limited partnership interest thereof, and
(d) any other Person which directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with, such Person. For purposes of this definition: (i) any "beneficial owner" that is a partnership shall be deemed to include any general or limited partner thereof; any "beneficial owner" that is an LLC shall be deemed to include any Person controlling, controlled by or under common control with such beneficial owner, or any officer, manager or member of such beneficial owner or of any LLC occupying any such control relationship; and any "beneficial owner" that is a corporation shall be deemed to include any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship; and (ii) "control" (including the correlative terms "controlling," "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                  "Agreement" has the meaning specified in the Introduction hereto.

                  "Allocation" has the meaning specified in Section 10.2(b).

                  "Ancillary  Documents"  has the meaning  specified  in Section
3.3.

                  "Antitrust  Division"  has the  meaning  specified  in Section
5.3(b)

                  "Benefit Plans" has the meaning specified in Section 3.23.

                  "Board Approval" has the meaning specified in Section 4.4.

                  "Books and  Records"  includes  the original and all copies of reports, books, manuals, financial statements, or reports, price books, confirmations, telegrams, receipts, inventory books, contracts, printed matters, computer printouts, teletypes, invoices, transcripts, analyses, Tax Returns, minutes, accounts, estimates, projections, comparisons, press releases, reviews, opinions, studies and investigations, graphic representations of any kind (including photographs, charts, graphs, videotape and motion pictures, electronic and mechanical records, tapes, cassettes, discs, and recordings, whether preserved in writing, phono record, film, tape, videotape, or computer record).

                  "Business" has the meaning specified in the Recitals hereto.

                  "Business Day" means any day other than Saturday, Sunday or other days on which commercial banks in New York City are authorized or permitted by law to close.

                  "Buyer" has the meaning specified in the Introduction hereto.

                  "Bylaws" means the bylaws of any corporation organized under the laws of any State of the United States of America, as amended or restated through the date hereof or the Closing Date, as the case may be.

                  "CERCLA" has the meaning specified in Section 3.13(c).

                  "CERCLIS" has the meaning specified in Section 3.13(d).

                  "Charter" means the Certificate of Incorporation or Formation, Articles of Incorporation or Organization or other organizational document of a corporation or an LLC organized under the laws of any State of the United States of America, as amended or restated through the date hereof or the Closing Date, as the case may be.

                  "City" has the meaning specified in Section 9.4(b).

                  "Claims" means, whether or not formally asserted, all demands, claims, actions or causes of action, assessments, suits, proceedings, hearings, arbitrations, litigations, charges, complaints, disputes, investigations,
Losses, damages, costs, expenses, liabilities, judgments, awards, fines, sanctions, penalties, charges, and/or amounts paid in settlement, including costs, fees and expenses of attorneys, court costs, experts, accountants, appraisers, consultants, witnesses, investigators and/or any other Persons employed or retained in connection with any of the foregoing.

                  "Closing" has the meaning specified in Section 2.1(d).

                  "Closing Date" has the meaning specified in Section 2.1(d).

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collectible" has the meaning specified in Section 3.7(b).

                  "Company" has the meaning specified in the Introduction hereto.

                  "Company Employees" has the meaning specified in Section 5.13(c).

                  "Company  Retirement  Plans"  has  the  meaning  specified  in
Section 5.13(b).

                  "Contracts" has the meaning specified in Section 3.9(a).

                  "Contaminant" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, special waste, acid or other toxic drainage, petroleum or petroleum-derived substance or waste, asbestos, polychlorinated biphenyls, or any hazardous or toxic constituent thereof and includes, but is not limited to, any substance defined in or regulated under any Environmental Law.

                  "Contingent  Payment"  shall  have the  meaning  specified  in
Section 2.4.

                  "CPA" has the meaning specified in Section 2.3(e).

                  "DEC" means the New York State Department of Environmental Conservation.

                  "Deposit" has the meaning specified in Section 2.5.

                  "Disapproved Exceptions" has the meaning specified in Section 5.6.

                  "Disposal Agreement" has the meaning specified in Section 9.3.

                  "Dove Property" has the meaning specified in Section 9.8.

                  "Election" has the meaning specified in Section 10.2(b).

                  "Election Date" has the meaning specified in Section 3.8(b).

                  "Employee Policies and Procedures" has the meaning specified in Section 3.22(c).

                  "Employment and Labor Agreements" has the meaning specified in
Section 3.22(a).

                  "Encumbrance"  means  restrictions,   covenants,   conditions,
easements, rights of way, and other encumbrances that adversely affect the use, utility or value of real property.

                  "Environmental Claim" means any Claim, or written notice by any Person, including without limitation any Governmental Authority, alleging potential liability (including potential liability for investigatory tests, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries and penalties) arising out of, based on or resulting from (i) the presence or Release of any Contaminant at any location, (ii) any Environmental Condition, or (iii) any other circumstance forming the basis of any violation, or alleged violation, of any Environmental Law.

                  "Environmental Condition" means a condition of the soil, surface waters, groundwater, stream sediments, air and other environmental media, including the presence or Release of a Contaminant, at, under, or migrating from a property that, by virtue of Environmental Laws, (i) requires investigatory, corrective or remedial measures, and/or (ii) comprises a basis for Claims against, demands of and/or liabilities of Seller, Macedon, the Company or Buyer. "Environmental Condition" shall include those conditions identified or discovered before or after the Closing Date resulting from any activity, inactivity or operations of Macedon, Seller or the Company whatsoever before the Closing Date.

                  "Environmental Law" means any Law, which relates to or otherwise imposes Liability or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic waste, substances or materials, whether or not as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, clean-up, transport or handling of pollutants, Contaminants, or hazardous waste, substances or materials, including (but not limited to) CERCLA, the Resource Conservation and Recovery Act ("RCRA"), as amended, the Federal Water Pollution Control Act, as amended, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, any so-called "Super Lien" law, the Occupational Safety and Health Act, as amended, the Safe Drinking Water Act and any other similar federal, state or local statutes and regulations and written guidance promulgated pursuant to the above statutes.

                  "Environmental Lien" means any lien in favor of any Governmental Authority for any liability under any Environmental Law, or damages arising from, or costs incurred by such Governmental Authority in response to a Release or threatened Release of a Contaminant into the environment.

                  "Environmental Permit" means any permit, license, franchise, certificate, bond, surety deposit, approval, consent or other authorization required by, or pursuant to, any applicable Environmental Law.

                  "ERISA" means Employment Retirement Income Security Act of 1974, as amended.

                  "ERISA   Affiliate"  has  the  meaning  specified  in  Section
3.23(d).

                  "Excess Section 338 (h)(10) Taxes" has the meaning specified in Section 10.2(b).

                  "Exclusivity Agreement" has the meaning specified in Section 2.5.

                  "Escrow Amount" has the meaning specified in Section 6.1(i). "Expansion Permits" has the meaning specified in Section 2.4.

                  "Final  Adjustments  Report"  has  the  meaning  specified  in
Section 2.3(c).

                  "Financial  Statements"  has the meaning  specified in Section
3.7.

                  "Former   Property"  has  the  meaning  specified  in  Section
3.13(a).

                  "FTC" has the meaning specified in Section 5.3(b).

                  "GAAP" means the generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Financial Statements were prepared.

                  "Governmental      Authority"      means     all     agencies,
instrumentalities, departments, commissions, courts, tribunals, or boards of any government, whether foreign, federal, state, or local.

                  "HSR Act" has the meaning specified in Section 3.5.

                  "Indemnifiable  Loss" has the  meaning  specified  in  Section
11.5.

                  "Indemnified Party" has the meaning specified in Section 11.4.

                  "Indemnifying  Party"  has the  meaning  specified  in Section
11.4.

                  "Indemnity Fund" has the meaning specified in Section 11.6(b).

                  "Intellectual Property" has the meaning specified in Section 3.20.

                  "IRS" means the Internal Revenue Service and any similar or successor agency of the federal government of the United States of America administering the Code.

                  "Landfill" means the municipal solid waste landfill business located on approximately 1,500 acres in the Towns of Seneca Falls and Waterloo, Seneca County, New York, generally indicated on the plat map attached hereto as Exhibit A and operated under permit #8-4532-00023/00001-0 Expiration date April 13, 2009.

                  "Law" means any law, statute, ordinance, regulation, rule, order, permit, court or administrative order, decree or process, settlement agreement or principal of common law.

                  "Leased Real Property" has the meaning set forth in Section 3.11(c).

                  "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any law, action or governmental order and those arising under any contract, agreement, arrangement commitment or undertaking or otherwise in respect of Seller, the Company, the Landfill or the Business.

                  "Lien" means, with respect to any asset or right, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim or right whatsoever, title defect or Encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against assignor), any filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction and any agreement to give or make any of the foregoing except with respect to securities restrictions on transferability imposed by federal and state securities laws.

                  "LLC" means a limited liability company.

                  "Losses" has the meaning specified in Section 11.2.

                  "Macedon" has the meaning specified in the Introduction hereto.

                  "Material  Adverse Effect" means a material  adverse effect on
(i) the condition (financial or otherwise), of Seller, the Business, the Landfill or the prospects, operations, results of operations or Liabilities of the Company, other than changes or effects resulting from entering into this Agreement or the consummation of the transactions contemplated by this Agreement or (ii) the validity or enforceability of this Agreement or the ability of Macedon, the Company or Seller to perform their respective obligations under this Agreement.

                  "NLRB" has the meaning specified in Section 3.22(b).

                  "Note" has the meaning specified in Section 2.2.

                  "Notice  of  Dispute"  has the  meaning  specified  in Section
2.3(e).

                  "Owned Real Property" has the meaning specified in Section 3.11(a).

                  "PCBs" has the meaning specified in Section 3.13(o).

                  "Permits" has the meaning specified in Section 3.14.

                  "Permitted Encumbrances" has the meaning specified in Section 3.11(a)(i).

                  "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for Taxes, not yet due and payable; (b) purchase money Liens upon or in equipment acquired or held by Seller in the ordinary course of business to secure the purchase price of such equipment or to secure debt incurred solely for the purpose of financing the acquisition of any such equipment to be subject to such Liens, or Liens existing on any such equipment at the time of acquisition; and (c) Permitted Encumbrances.

                  "Person" means any natural person, corporation, business trust, trust, estate, partnership, limited partnership, LLC, limited liability partnership, association, joint venture, or other entity.

                  "Policies" has the meaning specified in Section 3.19.

                  "Principal Landfill Property" means all real property owned by the Company and/or Macedon as identified by the following tax accounts: 27-1-01;
27-1-23.2;    27-1-23.1;     27-1-27.11;     27-1-27.12;.......27-1-02;.27-1-31;
27-1-28;33-1-72;   33-1-16.21;  30-1-01;  30-1-17.112;   30-1-03;  30-1-02;  and
30-1-04.2. All located west of Rt. 414 in the towns of Waterloo and Seneca Falls, New York

                  "Purchase Price" has the meaning specified in Section 2.1(c).

                  "Real Property Leases" has the meaning specified in Section 3.11(c).

                  "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Contaminants through or in the air, soil, surface water, groundwater at, under or about any of the Owned Real Property or any Former Property.

                  "Remedial Action" means actions requested or required to (A) clean up, remove, treat or in any other way address Contaminants in the environment; (B) prevent the Release or threat of Release or minimize the further Release of any Contaminant; (C) perform pre-remedial studies and investigations and post-remedial monitoring care; or (D) correct any violation of any Environmental Law.

                  "Required Consents" has the meaning specified in Section 3.5.

                  "Rochester  Transfer  Station"  has the meaning  specified  in
Section 9.3.

                  "S Final Year" has the meaning specified in Section 10.2(c).

                  "Schedule"  has the  meaning  specified  at the  beginning  of
Article 3.

                  "Seller" has the meaning specified in the Introduction hereto.

                  "Senior  Lender's  Approval"  has  the  meaning  specified  in
Section 4.4.

                  "Shares" has the meaning specified in Section 3.2 hereto.

                  "SM 11 Consent Order" has the meaning specified in Section 6.1(l).

                  "Specified Plot" means that plot land represented by tax account Nos. 27-1-05.2 and 27-1-26.2.

                  "Stock Certificates" has the meaning specified in Section 7.1(b).

                  "Surveys" has the meaning specified in Section 5.4.

                  "Tantello Consent Order" has the meaning specified in Section 6.1(l).

                  "Taxes" or "Tax" means (i) any federal, state, local, foreign, or other tax of any kind whatsoever (together with any interest, penalties, or additions imposed with respect thereto), including, without limitation, income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, service, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, intangible property, sales, use, transfer, recording, registration, value added, alternative or add-on minimum, estimated, rental, lease, ad valorem, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and (ii) any Liability or obligation for the payment of any amount described in clause (i) as a result of being a member of any "affiliated group" (as defined in Section 1504(a) of the Code) or as a transferee or successor, pursuant to a Tax sharing or indemnification agreement, by contract or otherwise.

                  "Tax Return" or "Tax Returns" means returns, reports, information statements, and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment, or collection of any Tax.

                  "Taxing Authority" means any governmental authority, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of any Tax.

                  "Third Party" has the meaning specified in Section 5.10.

                  "Title Commitments" has the meaning specified in Section 5.6.

                  "Title Company" has the meaning specified in Section 5.6.

                  "Title Policies" has the meaning specified in Section 5.7(b).

                  "Transfer Taxes" has the meaning specified in Section 10.1.

                  "Treasury Regulations" means valid regulations issued by the United States Treasury Department pursuant to the Code and shall include temporary regulations. Any reference to a provision of temporary Treasury Regulations shall, if such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent that such successor provision applies to Seller under the effective date rules applicable to such successor provision.

                  "Worker Health and Safety Laws" shall mean all federal, state or local laws, including ordinances, requirements, rules, regulations, licenses, permits, orders, injunctions, judgments or decrees relating to or addressing workplace or worker safety and health.

                  "Working Capital" has the meaning specified in Section 2.3(a).

                  "Working  Capital  Adjustment"  has the meaning  specified  in
Section 2.3(b).

                  "Working  Capital  Statement"  has the  meaning  specified  in
Section 2.3(a).

                                   ARTICLE 2

                                 THE TRANSACTION

                  2.1. Sale and Purchase of the Shares; Transfer of Landfill Interests; Purchase Price; Closing

                  (a) Upon the terms and subject to the conditions contained herein, Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller, all right, title and interest in and to the Shares.

                  (b) In connection with the sale and transfer of the Shares, each of Macedon and Seller shall, prior to the Closing, transfer to the Company all of its right, title and interest in and to the Landfill free and clear of all Claims, Liens and objections or equities of any kind, and the Company thereafter shall own good, indefeasible and marketable fee simple title to the Landfill that a licensed insurance company acceptable to Buyer would be willing to insure on commercially reasonable terms.

                  (c) Purchase Price. The purchase price (the "Purchase Price") for the Shares shall be (i) One Hundred and Seventy Nine Million Dollars ($179,000,000) plus (ii) the Escrow Amount, plus or minus (iii) any additional amounts payable to, or owing from, Seller in respect of Working Capital Adjustments pursuant to Section 2.3(b) below (as such amount may be adjusted pursuant to Section 2.3(d) below), plus (iv) Fifteen Million Dollars ($15,000,000) payable, if and only if, the Buyer receives the Expansion Permits and the Landfill has certain average daily volumes, all as more fully described in Section 2.4 below, plus (v) Four Hundred One Thousand Five Hundred Eleven and Ninety-Eight Hundredths Dollars ($401,511.98) for the Avery Road Gravel Pit purchased by the Company, plus (vi) Four Hundred Eighty Four Thousand Nine Hundred Ninety Four and Fifty Two Hundredths Dollars ($484,994.52) due for a

2003 Aljohn compactor, Serial No. 13938, which has been received by Seller, plus
(vii) any amounts due pursuant to Section 9.9 hereof.

                  (d) Closing Time and Place. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of counsel to Seller at 10:00 A.M., Eastern Standard Time as promptly as practicable following satisfaction or waiver of the conditions set forth in Article 6 hereof or at such other place or such other time as the parties hereto shall mutually agree, provided that, notwithstanding the satisfaction or waiver of such conditions, unless the Seller shall otherwise agree, the Closing shall not take place between November 30, 2003 and January 4, 2004. The date on which Closing actually occurs is hereinafter referred to as the closing date (the "Closing Date"). Notwithstanding the Closing, Seller and Macedon shall deliver the Stock Certificates representing the Shares to Buyer only upon receipt of payment of all amounts due under the Note (provided that, if requested by Buyer, Seller and Macedon shall, upon the Closing, deliver such Stock Certificates to a mutually acceptable agent to hold such certificates in escrow until receipt by Seller of the payment under the Note), and upon such payment, the Note shall be cancelled and returned to Buyer.

                  2.2. Payment of Purchase Price. At the Closing, and subject to the terms of this Agreement, Buyer shall pay to Seller, a portion of the Purchase Price described in Section 2.1(c) above by delivery of a note (the principal amount of which shall be the aggregate Purchase Price, excluding the amount referred to in Section 2.1(c)(iv) above and any Purchase Price adjustments under Section 2.3(d) below), less the amount of the Deposit. A form of such note is set forth in Exhibit B attached hereto (the "Note"). The portion of the Purchase Price referenced in to Section 2.1(c)(iv) above shall be payable by Buyer within 30 Business Days of the satisfaction of the conditions set forth in Section 2.4 below, so long as the account to which such funds are to be transferred are specified to Buyer by Seller at least two (2) Business Days prior to the date of transfer.

                  2.3. Additional Payments. Pursuant to Section 2.1(c)(iii) above, Buyer will pay Seller the amounts indicated below as follows:

                  (a) At least three (3) Business Days prior to the Closing Date, Seller shall deliver to Buyer a schedule of the Working Capital (as such term is hereinafter defined) as of the last day of the calendar month preceding the Closing Date (the "Working Capital Statement"), in form and substance substantially equivalent to that working capital statement for the Company based on the year ended December 31, 2001 attached hereto as Exhibit C.

                  As used herein, "Working Capital" shall be defined as cash and cash equivalents, accounts receivable ("Accounts Receivable"), other receivables and prepaid assets, LESS current and non-current portions of debt, accounts payable, accrued payroll withholdings (including payroll taxes), customer deposits and other accrued expenses. Notwithstanding anything contained herein to the contrary, Working Capital does not include the landfill closure/post-closure reserve or any leases or rental purchase agreement liabilities relating to equipment set forth on Schedule 3.10 used solely to construct landfill cells or any amounts due from, or owing to, affiliates of the Company. Seller and the Company agree that any amounts due from or owing to Affiliates of the Company shall be settled prior to the Closing.

                  (b) Based on the Working Capital Statement, the Purchase Price paid at Closing in accordance with Section 2.1 shall be adjusted on the Closing Date in accordance with this Section 2.3(b) (the "Working Capital Adjustment"). If the Working Capital is less than zero, then for each full dollar that the Working Capital is less than zero, the Purchase Price shall be decreased by an amount equal to One Dollar ($1.00). If the Working Capital is greater than zero, then for each full dollar that the Working Capital is greater than zero, the Purchase Price shall be increased by an amount equal to One Dollar ($1.00).

                  (c) Within thirty (30) days after the Closing, Seller shall deliver to Buyer a report (the "Final Adjustments Report"), prepared by Seller in good faith and on a reasonable basis, setting forth in reasonable detail the final determination of the Working Capital through the end of the close of business on the Closing Date.

                  (d) Within fifteen (15) days after Buyer's receipt of the Final Adjustments Report, Buyer shall review the Final Adjustments Report and notify Seller in writing whether or not Buyer accepts all or any of the adjustments set forth on the Final Adjustments Report. If Buyer accepts the Final Adjustments Report with respect to all adjustments contained therein, Buyer or Seller, as appropriate, shall make any payment required under this
Section 2.3(d). If the amount of Working Capital set forth on the Final Adjustments Report is greater than the amount of Working Capital set forth on the Working Capital Statement, Buyer shall pay Seller the amount of such difference within twenty (20) days after Buyer's receipt of the Final Adjustments Report. If the amount of Working Capital set forth on the Final
Adjustments Report is less than the amount of Working Capital set forth the Working Capital Statement, Seller shall pay Buyer the amount of such difference within twenty (20) days after Buyer's receipt of the Final Adjustments Report.

                  (e) If Buyer in good faith objects to any adjustments set forth on the Final Adjustments Report, Buyer shall give notice (the "Notice of Dispute") thereof to Seller in writing within ten (10) days after receipt of the Final Adjustments Report, specifying in reasonable detail the nature and extent of such disagreement and Buyer and Seller shall have a period of fifteen (15) days from Seller's receipt of such notice in which to resolve such disagreement. Buyer shall pay Seller in accordance with this Section 2.3(e) any amount not disputed as set forth in the Notice of Dispute. If such Notice of Dispute is not received by Seller within ten (10) days after receipt of the Final Adjustments Report, it shall be deemed that Buyer has accepted the Final Adjustments Report with respect to all items set forth therein and Buyer or Seller, as appropriate, shall make any payment described in this Section 2.3(e). Any disputed amounts which cannot be agreed to by the parties within fifteen (15) days from Seller's receipt of Buyer's Notice of Dispute to any of the adjustments set forth in the Final Adjustments Report shall be determined by a nationally recognized accounting firm mutually acceptable to Buyer and Seller (the "CPA"). The engagement of and the determination by the CPA (or any other accounting firm designated by the CPA as set forth below) shall be completed within forty-five
(45) days after such assignment is given to the CPA and shall be binding on and shall be nonappealable by Seller and Buyer. If for any reason the CPA is unable to act in such capacity, such determination will be made by any other nationally recognized accounting firm selected by the CPA. The fees and expenses payable to the CPA (or any other accounting firm designated by the CPA) in connection with such determination will be borne fifty percent (50%) by Seller and fifty percent (50%) by Buyer, unless (i) the determination of the CPA (or any other accounting firm designated by the CPA) with respect to the disputed amounts results in a payment by Seller in an amount which exceeds by more than Twenty-Five Thousand Dollars ($25,000) the amount Seller shall have claimed they owe hereunder in which case the fees and expenses payable to the CPA (or any other accounting firm designated by the CPA) shall be paid by Seller, or (ii) the determination of the CPA (or any other accounting firm designated by the CPA) with respect to the disputed amounts results in a payment by Buyer in an amount which exceeds by more than Twenty-Five Thousand Dollars ($25,000) the amount Buyer shall have claimed it owed hereunder, in which case the fees and expenses payable to the CPA (or any other accounting firm designated by the CPA) shall be paid by Buyer. Any amounts due and owing to any party under this Section 2.3(e) shall be paid to such party within -60- Business Days of the date that all items of dispute are settled between the parties.

                  (f) Seller shall prepare and deliver to Buyer a schedule of the estimated Accounts Receivable as of the Closing Date (the "Accounts Receivable Statement") in accordance with the procedures, policies and methods set forth in Section 3.7(b) hereof. The Accounts Receivable Statement shall represent a good faith estimate of all Accounts Receivable payable to the Company as of the Closing Date, excluding those more than ninety (90) days in arrears, which shall be deemed uncollectible by the Company. At the Closing, such Accounts Receivable more than ninety (90) days in arrears shall be assigned by the Company to Seller. For a period of ninety (90) days following the Closing, Buyer shall use the customary collection efforts as in practice on the Closing Date to collect all amounts owed on Accounts Receivable existing on the Closing Date and reflected in the Accounts Receivable Statement. Any amount collected with respect to any particular customer shall be applied first to the oldest Account Receivable reflected in the Accounts Receivable Statement for such customer. In the event all such amounts owed on Accounts Receivable existing on the Closing Date are not collected by the 90th day following the Closing, Seller shall pay to Buyer the amount owed on Accounts Receivable existing on the Closing Date that has not been collected by the 90th day following the Closing in immediately available funds, within fifteen (15) days of the end of such ninety (90) day period. Those Accounts Receivable that remain uncollected at the end of such ninety (90) day period shall be reassigned to Seller upon Buyer's receipt of payment from Seller. Thereafter, Buyer shall promptly remit to Seller any amount received by Buyer as payment for an Account Receivable transferred back to Seller.

                  2.4. Additional Contingent Payment. After the Closing, Buyer shall, subject to Section 11.2 below, pay to Seller, in addition to the Purchase Price, $15,000,000 (the "Contingent Payment"), so long as the following conditions are satisfied: (1) Buyer shall have received all necessary permits, including permit modifications, to increase the Landfill's permitted disposal capacity to a minimum of Nine Thousand (9,000) tons per day, which permits shall be final and nonappealable and otherwise acceptable to Buyer in Buyer's commercially reasonable discretion (the "Expansion Permits"), and (2) after the Expansion Permits are issued and become effective, the Landfill shall have received Eight Thousand Seven Hundred Fifty (8,750) tons per day of municipal solid waste, as determined on an average daily basis for a period of sixty (60) consecutive Business Days, based on a five and one-half day week. Buyer will commence development of an application for the Expansion Permits promptly after the Closing. The parties acknowledge that the issuance of the Expansion Permits depends on the approval of the DEC, which such approval can not be guaranteed by the parties. Promptly following the issuance of the Expansion Permits, or at such earlier time as determined by Buyer in its sole discretion, Buyer shall use reasonable commercial efforts to pursue waste volumes from New York City and other sources for delivery to the Landfill to meet the contingency payment requirements of this Section 2.4. The covenants contained in this Section 2.4 shall survive the Closing. Buyer shall supply to Seller a copy of all quarterly volume reports within thirty (30) days after the submission to the DEC, commencing with the first report due following the receipt of Expansion Permits and ceasing on the date Buyer pays Seller the additional contingent payment of $15,000,000 (subject to Section 11.2 below).

                  2.5. Deposit. The Seller acknowledges that the Buyer has deposited, with Seller, One Hundred Thousand Dollars ($100,000.00) (the "Deposit") pursuant to the terms of the exclusivity agreement ("Exclusivity Agreement") executed by the Buyer and Seller on January 15, 2003.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Subject to and except as disclosed on a schedule or exceptions (a "Schedule") attached hereto and referred to herein (which schedule of exceptions shall be organized so that disclosure therein will refer specifically to the section of this Agreement to which it relates and disclosure in one portion or section shall not be deemed to constitute disclosure in any other portion or section unless an explicit cross reference is provided), Seller and Macedon (when applicable) hereby represent and warrant, to Buyer, as of the date hereof and as of the Closing Date, as follows:

                  3.1. Capacity, Organization, Standing and Qualification. (a) Seller is at least twenty-one years of age and has the capacity to enter into contracts.

                  (b) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Company (i) has full right, power and authority to carry on the Business as now being conducted, and to own or lease and operate its properties as and in the places where the Business is now conducted and where such properties are now owned or leased and operated, and (ii) is duly qualified, licensed or authorized to do business and, if applicable, in good standing in each jurisdiction listed on Schedule 3.1, which jurisdictions are the only jurisdictions wherein the characters of the properties owned or leased or the nature of the activities conducted by it make such qualifications necessary.

                  3.2. Capitalization and Ownership. The authorized capital stock of the Company consists of Six Million Two Hundred (6,000,200) shares of common stock, par value $0.001 per share, of which 26,821 shares are issued and outstanding (the "Shares"). Seller is the sole record and beneficial owner of all the Shares issued and outstanding. All of the Shares have been duly authorized, validly issued, and are fully paid and non-assessable. Except for the Shares, there are no other equity securities of any class issued, reserved for issuance or outstanding. There are no outstanding securities, options, warrants, rights, agreements, calls, subscription commitments, demands, or understandings of any character whatsoever, fixed or contingent, that directly or indirectly (a) call for the issuance, sale or other disposition of any capital stock of the Company and there are no securities convertible into or exchangeable for any capital stock of the Company or (b) obligate Seller or the Company to grant, offer or enter into any of the foregoing or (c) relate to the voting or control of any capital stock of the Company. At the Closing, Seller shall transfer to Buyer good and valid title to the Shares, free and clear of all Claims and Liens of whatever nature.

                  3.3. Authority. Each of the Company and Macedon has full corporate power and authority to enter into this Agreement and each of the other agreements, certificates, instruments and documents contemplated hereby (collectively, the "Ancillary Documents") to which it is a party, and to carry out the transactions contemplated hereby and thereby. Each of the Company and Macedon has properly taken all corporate action required to be taken by it with respect to the execution and delivery of this Agreement and each of the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby.

                  3.4. Execution and Delivery. This Agreement has been (i) executed and delivered by each of Seller, Macedon and the Company and (ii) constitutes a legal, valid and binding obligation of each of Seller, Macedon and the Company, enforceable against each of Seller, Macedon and the Company in accordance with its terms and conditions, except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors' rights generally or by general principles of equity. Each Ancillary Document to which Seller, Macedon or the Company is a party will have been duly authorized, executed and delivered by Seller, Macedon and the Company, as applicable, upon the Closing and, upon the execution and delivery thereof, will constitute a legal, valid and binding obligation of Seller, Macedon and the Company, as applicable, enforceable against Seller, Macedon and the Company, as applicable, in accordance with its terms and conditions, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors' rights generally or by general principles of equity.

                  3.5. No Conflicts; Consents. Subject to obtaining the consents and approvals listed on Schedule 3.5 and Schedule 3.11(c), and except as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and under applicable DEC rules, regulations, and laws and regulations and laws of governmental authorities where the landfill properties are located, (all such consents and approvals being referred to in this Agreement as the "Required Consents"), the execution, delivery and performance by Seller, Macedon and the Company of this Agreement and each of the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby do not and will not violate, conflict with or result in the breach of any term, condition or provision of (or constitute an event which might, with or without the passage of time or the giving of notice or both, constitute or result in a breach, default or violation of), or require the authorization, approval or consent of any Governmental Authority or any other Person under, or result in the acceleration of any Liability or obligation of Seller, Macedon or the Company (or give others the right to cause such acceleration), or result in the creation or imposition or right to create or impose any Lien upon Seller, Macedon or the Company, under:

                  (a) the Charter or Bylaws of the Company;

                  (b) any Law to which Seller, Macedon or the Company is subject;

            (c) any judgment, order, writ, injunction, decree or award of any Governmental Authority to which Seller, Macedon or the Company is subject;

                  (d) any contract or agreement by which Seller, Macedon or the Company is subject;

                  (e) any Permit.

                  3.6. Minute Book, Records, Officers; Bank Accounts; Powers of Attorney, Etc. (a) The minute book, stock certificate book and stock record book of the Company is complete and the signatures therein are the true signatures of the persons purporting to have signed the documents contained therein. The copy of the Company's minute book that has been provided to Buyer is complete and correct in all respects. Such minute book contains accurate and complete minutes of all meetings or written consents to action of the Company's board of directors and stockholder(s). The Books and Records of the Company have been maintained in accordance with good business practice on a consistent basis and accurately reflect the Company's condition, financial or otherwise.

                  (b) The officers and directors of the Company are as set forth in Schedule 3.6. Schedule 3.6 also sets forth (i) the name of each bank, savings institution or other person with which the Company has an account or safe deposit box and the names and identification of all Persons authorized to draw thereon or to have access thereto, and (ii) the names of all Persons, if any, holding powers of attorney from the Company and a summary statement of the terms thereof.

                  3.7. Financial Statements; Accounts Receivable. (a) Attached hereto as Schedule 3.7 is a true and correct copy of the unaudited trial balance sheet of the Company and related statements of profits and loss as of and for the twelve (12) month period ended December 31, 2002 and the unaudited balance sheet of the Company and related statements of profits and loss for the years ended December 31, 2001, 2000 and 1999 (collectively, the "Financial Statements"). The Financial Statements (i) were prepared from the Books and Records of the Company, which Books and Records have been maintained in accordance with all legal and accounting requirements and completely and accurately reflect all financial transactions of the Company, (ii) were prepared in accordance with accounting principles generally accepted in the United States of America, except as set forth on Schedule 3.7, and (iii) present fairly the financial condition of the Company and the results of its operations for the periods covered by, and at the dates of, each of the Financial Statements. The statements of profit and loss included in the Financial Statements do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business, except as expressly specified therein.

                  (b) All Accounts Receivable (i) are reflected on the Accounts Receivable Statement, (ii) were legally and validly incurred pursuant to bona fide transactions in the ordinary course of business, (iii) are (or will be) current and Collectible (as defined below) in amounts not less than the aggregate amount thereof, and (iv) are not subject to any counterclaims or set-offs. The term "Collectible" shall mean that not less than 100% of the face amount of such Accounts Receivable shall be paid within ninety (90) days after the Closing Date. No fact or circumstance (other than general economic conditions) exists which would result in any material increase in the uncollectability of Accounts Receivable as a class. The Accounts Receivable Statement sets forth (A) all Accounts Receivable, (B) the amount owing and the aging of such receivables, (C) the name and last known address of the party from whom such receivables are owing, and
(D) any security in favor of the Company for the repayment of such receivables which the Company purports to have.

                  3.8. Taxes. (a) (i) The Company has filed when due (taking into account permitted extensions) with the appropriate Taxing Authorities all Tax Returns, required to be filed by it on or prior to the date hereof, all of which Tax Returns are true, correct and complete in all material respects, (ii) the Company or Seller has paid in a timely manner all Taxes of the Company (or for which the Company could be liable) which have become due and payable, and
(iii) the Company has withheld and paid over all Taxes which the Company is obligated to withhold from amounts paid or owing to any employee, independent contractor, stockholder or other third party. There is no basis for any Taxing Authority to assess any additional Tax assessment against the Company for any period for which Tax Returns have been filed. Seller has provided Buyer with true and complete copies of all Tax Returns filed by or on behalf of the Company, and all examination reports and statements of deficiencies assessed against or agreed to by the Company for taxable periods ended after December 31, 1995. The Company is not a party to any agreement with respect to the sharing or allocation of Taxes. No claim has ever been made by a Taxing Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (b) The Company has timely and properly elected to be an S corporation (within the meaning of Section 1361(a)(1) of the Code) effective January 1, 1987 (the "Election Date"), and at all times since that date has continuously remained an S corporation. The Company has timely and properly elected to be an S corporation in every state and local taxing jurisdiction that recognizes S corporations and where the Company is subject to Tax, and at all times since then has continuously remained an S corporation in such jurisdictions. Neither the Company nor the Seller has taken any action or made any filing that would terminate the Company's status as an S corporation for federal, state or local income Tax purposes. Since the Election Date, the Company has not acquired assets with a carryover basis from a C corporation.

                  3.9. Contracts. (a) Schedule 3.9 sets forth a true, complete and correct list of all instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings to which the Company is a party or by which the Company, the Business, or the Landfill are bound or affected (collectively, the "Contracts"). In addition, Schedule 3.9 indicates whether any Contract with any Governmental Authority contains a renegotiation provision. The Company is not party to or subject to, and no portion of the Landfill is subject to, any material oral Contracts.

                  Notwithstanding the foregoing, Schedules 3.9, 3.11(c) and 3.22 list, and the term "Contracts" shall include, each of the following to which Seller, Macedon, or the Company is a party:

                  (i)  each   agreement   relating  to  providing   solid  waste
         collection, transportation or disposal services to any Person;

                  (ii) each agreement under which the Company has advanced or loaned any other Person amounts in the aggregate exceeding $10,000;

                  (iii) each agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any portion of the Landfill or any assets of the Company;

                  (iv) each guaranty of any obligation or debt of the Company and each guaranty made by Seller;

                  (v) each lease or agreement under which Seller, Macedon or the Company is lessor of, or permits any third party to hold, occupy or operate, any portion of the Landfill or other applicable assets of the Company providing for annual rental payments in excess of $50,000;

                  (vi) each agreement prohibiting the Company from freely engaging in any business or competing anywhere in the world; and

                  (vii) any other agreements that are material to the Company, the Landfill or the Business.

                  (viii) The Contracts constitute all of the material contracts, agreements, understandings and arrangements required for the operation of the Landfill and the Business, or which have a material effect thereon. True and complete copies of all written Contracts have previously been delivered or otherwise made available to Buyer.

                  (b) Except as disclosed in Schedule 3.9, none of Seller, Macedon or the Company, nor, to the best knowledge of Seller, any other Person, is in breach in any material respect of, or in default in any material respect under, any Contract and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default of the Company, Seller or Macedon or, to the best knowledge of Seller, any other Person. None of Seller, Macedon or the Company has received any notice of default under any Contract, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof. All of the Contracts listed in Schedule 3.9 are valid, binding and enforceable in accordance with their respective terms. None of the Seller, Macedon or the Company has any present expectation or intention of not fully performing its obligations under any Contract; and, none of them has knowledge of any anticipated breach by the other parties to any Contract.

                  3.10. Personal Property. Except as set forth in Schedule 3.10, the Company has good and marketable title to all of the Personal Property, free and clear of all Liens, except for Permitted Liens.

                  3.11. Owned Real Property; Leased Real Property. (a) Schedule 3.11(a) sets forth a complete and accurate description of the Principal Landfill Property and all other real property owned by the Company (collectively, the "Owned Real Property"). Seller, Macedon and the Company has good, indefeasible and marketable fee simple title to the Owned Real Property.

                  (i) Except for the matters set forth on Schedule 3.11(a)(i) as "Permitted Encumbrances" or Encumbrances set forth in the Title
         Policies provided for in Section 5.7(b) accepted by Buyer (collectively, the "Permitted Encumbrances"), the Owned Real Property is not subject to any Liens (other than Liens for current property taxes and assessments, which are not yet due and payable). All Liens listed on Schedule 3.11(a)(i), shall be satisfied and discharged on or prior to the Closing Date unless otherwise indicated on Schedule 3.11(a)(i). Except as set forth on Schedule 3.11(a)(i), all building, structures and improvements on the Principal Landfill Property and the operations therein conducted conform in all material respects to all applicable zoning and building Laws, and none of Seller, Company or Macedon has received any notice of violation of the foregoing from any Governmental Authority, and all such buildings, structures, improvements and fixtures are in good order, condition and repair.

                  (ii) None of Macedon, Seller or the Company has received any notice nor has any knowledge that any operations on or uses of the Owned Real Property constitute non-conforming uses under any applicable building, zoning, land use or other similar Laws. None of Macedon, Seller or the Company has knowledge of nor has received any notice of any pending or contemplated rezoning proceeding affecting the Owned Real Property.

                  (iii) The Principal Landfill Property has access to public roads, streets or the like or valid easements over private streets, roads or other private property providing ingress to and egress from such Principal Landfill Property sufficient for the conduct of the Company's Business.

                  (iv) None of Macedon, Seller or the Company has received any notice from any utility company or municipality of any fact or condition which could result in the discontinuation of presently available or otherwise necessary sewer, water, electric, gas, telephone or other utilities or services necessary for the conduct of the Business. The Principal Landfill Property has adequate rights of access to all water, sewer, sanitary sewer and storm drain facilities and community services necessary for the conduct of the Business. All public utilities necessary or convenient to the full use, occupancy, disposition and enjoyment of the Principal Landfill Property and the Business conducted thereon are located in the public right-of-way abutting the Principal Landfill Property and all such utilities are connected so as to serve the Principal Landfill Property without passing over other property.

                  (v) None of Macedon, Seller or the Company has knowledge of any proposed reassessment of the Owned Real Property by the local taxing agencies, and there is no pending or threatened special assessment, Tax reduction proceeding or other action which could increase or decrease real property Taxes against the Owned Real Property.

                  (b) The Owned Real Property is not subject to any rights of first refusal or other right or option of any other Person to purchase or lease or otherwise obtain title to an interest in the Owned Real Property or any portion thereof. Except as set forth on Schedule 3.11(b), no Person other than Seller has any right to use, occupy or lease any of the Owned Real Property.

                  (c) A list of all of the leases, subleases, licenses or other occupancy agreements (and all amendments or supplements thereto) (the "Real Property Leases") affecting any real property with respect to which the Company is a lessee or occupant, whether now or in the future, is set forth on Schedule 3.11(c) (the land, buildings and other improvements covered by the Real Property Leases being herein called the "Leased Real Property"). Schedule 3.11(c) sets forth the lessor, lessee, commencement date, termination date, renewal or expansion options (if any), options to purchase such Leased Real Property and annual rents for each Real Property Lease and the amount of any security deposit delivered pursuant to such Real Property Lease. Each of the Real Property Leases is valid and enforceable in accordance with its terms and is in full force and effect. Seller and the Company have delivered to Buyer true and complete copies of each Real Property Lease and all documents relating to such Real Property Leases including, without limitation, any non-disturbance and recognition agreements, subordination agreements, attornment agreements and agreements regarding the term or rental of any of the Leased Real Property. None of Seller, the Company or Macedon, nor any other party to any Real Property Lease, is in default of its obligations thereunder or has delivered or received any notice of default under any Real Property Lease, nor has any event occurred which, with the giving of notice, the passage of time or both, would constitute a default under any Real Property Lease. Except as described in Schedule 3.11(c), no consent, waiver, approval or authorization is required from the landlord under any Real Property Lease as a result of the execution of this Agreement and the Ancillary Documents or the consummation of the transactions contemplated hereby and thereby.

                  (d) The plumbing, electrical, heating, air conditioning, ventilating and all other mechanical or structural systems of all buildings and structures located on the Principal Landfill Property are in good order, condition and repair, and are sufficient and appropriate for the conduct of the Company's business. The roof, basement and foundation walls of all buildings and structures located on the Principal Landfill Property are free of leaks and other defects that would have an adverse effect on their use and are suitable for their actual and intended use. To the extent required by any state or local Governmental Authority, the Company is in possession of valid certificates of occupancy, (other than in such circumstances where the Company and the parcel of Principal Landfill Property meets all requirements for, and is eligible in all respects for, receipt of a certificate of occupancy, but the municipality has failed to so issue the certificate) with respect to all buildings and structures located on the Principal Landfill Property, and any alterations thereto.

                  (e) There are no proceedings in eminent domain or other similar proceedings pending which affect any of the Owned Real Property nor is any such matter threatened. Except as disclosed on Schedule 3.11(e), there exists no writ, injunction, decree, order or judgment outstanding relating to the ownership, lease, use, occupancy or operation of any Real Property, nor is any such matter threatened.

                  (f) Except as set forth on Schedule 3.11(f), none of Macedon, Seller or the Company has received notice of any violation of any Laws, ordinances, regulations, permits or other requirements of any government, or any agency, body or subdivision thereof, pertaining to the use, operation, or construction of the Owned Real Property (including, without limitation, those relating to zoning, building, fire, health and safety, environmental control and safety, or the Americans with Disabilities Act or other similar state, provincial, local or foreign legislation) and, to the knowledge of Macedon, Seller and the Company, no such violations exist.

                  (g) None of Macedon, Seller or the Company has received notice from any of its insurance carriers of any defects or inadequacies in any Owned Real Property which, if not corrected, would result in termination of any Policy or insurance coverage therefor or an increase in the cost thereof.

                  (h) Except as set forth on Schedule 3.11(h) and, except as set forth and shown on the instrument survey maps that have been prepared for the transactions contemplated by this Agreement, the buildings, driveways and all other structures and improvements upon the Owned Real Property are within the boundary lines of such property and there are no encroachments thereon that would adversely affect the use thereof.

                  (i)  There  are  no  material   violations  of  any  covenant,
condition, restriction, easement or order affecting any portion of the Principal Landfill Property.

3.12. Compliance with Law. To the best of the Seller's knowledge, each of Seller, Macedon and the Company is and at all times has been in material compliance with all federal, state and local Laws applicable to it and the Business, including the Landfill. None of Seller, Macedon or the Company, or any of the Company's officers or directors, has received any notice of any violation or claimed violation, which have not been corrected, of any such Law and no event has occurred or circumstances exist which, with or without notice or lapse of time or both, would constitute a material violation under any such Law.

                  3.13. Environmental, Health, and Safety Matters. To the best of the Seller's knowledge, since January 1983 (which qualifications apply to all subsections of this Section 3.13), except as set forth in Schedule 3.13:

                  (a) Without limiting the generality of Section 3.12, each of the Company, Seller and Macedon is in compliance in all material respects with all Environmental Laws applicable to the operations associated with the Business, the Landfill, the "Principal Landfill Property", and each of the properties formerly owned, operated and/or leased by the Company (each a "Former Property").

                  (b) Without limiting the generality of Section 3.12, the Company has obtained and complied in all material respects, and is in compliance in all material respects, with all Environmental Permits that are required for the occupancy of its facilities and the operation of the Business, including the Landfill; all such Environmental Permits are in the name of the

Company,  and a list of all such Environmental  Permits is set forth in Schedule
3.13. All such Environmental Permits are final, and the time period during which such permits may be appealed has elapsed. No material change in the facts or circumstances reported or assumed in the applications for or the granting of the Environmental Permits exists. There are not any proceedings pending or threatened which would jeopardize the validity of any of the Environmental Permits.

                  (c) The Company has not performed or suffered any act which could give rise to, or has otherwise incurred, liability to any Person, including itself, under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA"), or any other Environmental Law, nor has the Company, Seller or Macedon received any notice of any such liability or any Claim therefor or submitted notice pursuant to Section 103 of CERCLA to any governmental agency nor provided information in response to a request for information pursuant to Section 104(e) of CERCLA or any analogous state or local information gathering authority.

                  (d) None of the Landfill, the Owned Real Property or any Former Property is identified or proposed for listing on the National Priorities List under 40 C.F.R. ss.300 Appendix B, the Comprehensive Environmental Response Compensation and Liability Inventory System, as amended ("CERCLIS"), or any analogous list of any Government Authority, and none of the Company, Seller or Macedon is aware of any conditions on such properties which, if known to a Governmental Authority, would qualify such properties for inclusion on any such list.

                  (e) The Company and Seller will make available to Buyer copies of all current environmental studies, assessments or reports, which are filed with the DEC, known to Macedon, Seller of the Company relating to any of the Company, the Business, the Landfill, the Owned Real Property and the Former Properties.

                  (f) None of the Company, Macedon or the Seller has received notice that the Landfill, the Owned Real Property or the Former Properties or any current or previous business operations conducted by Macedon, the Seller or the Company is the subject of any pending or threatened investigation or judicial or administrative proceeding, notice, decree or settlement respecting any actual, potential or alleged violation of any Environmental Law, or any Release of any Contaminant into any surface water, ground water, drinking water supply, soil, land surface or subsurface strata, or ambient air, other than in connection with matters that have been corrected or remediated. None of the Company, Seller or Macedon has received from any Governmental Authority, insurance company or other Person, any request for information, notice that the Company, the Landfill or any Owned Real Property or Former Real Property is the subject of an investigation under Environmental Laws, notice of any potential or alleged violations of any Environmental Laws or of any proposed order under any Environmental Laws or any order or proposed order requiring the Company or anyone else to prepare studies, action plans, or clean-up strategies in respect of an Environmental Condition on any Owned Real Property, any Former Property, or the Landfill.

                  (g) The Company has no obligation to report any violation of any applicable Environmental Law to any Governmental Authority, other than those as have been so reported or which violations have been corrected. No Releases have occurred on or at the Landfill, any

Owned Real Property any Former Property which required reporting to any appropriate Governmental Authority under applicable Environmental Laws other than those as have been dutifully reported in compliance with such applicable Environmental Laws.

                  (h) None of the Company, Seller or Macedon has owned or operated any property or facility so as to give rise to any liability (whether accrued, contingent, known, unknown, unliquidated, or otherwise) under any Environmental Law, including any liability for any cost relating to Remedial Action, personal injury, property damage, natural resources damages or attorney fees.

                  (i) The Company has not assumed or undertaken any liability including, without limitation, any obligation for material corrective or Remedial Action of any other Person relating to Environmental Laws.

                  (j) No facts, events or conditions relating to the Landfill, the Owned Real Property, the Company or the facilities or operations of the Company will prevent, hinder or limit continued compliance with Environmental Laws, give rise to any Remedial Action obligations pursuant to Environmental Laws, or give rise to any other material Liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental Laws, including any relating to any Release or threatened Release of any Contaminant, personal injury, property damage or natural resources damage.

                  (k) None of the Company, the Seller, or Macedon has ever caused or allowed any (i) Contaminant, (ii) polychlorinated biphenyls ("PCBs") or transformers, capacitors, ballasts, or other equipment which contain dielectric fluid containing PCBs, (iii) asbestos, or (iv) insulating material containing urea formaldehydes to be constructed, Released, stored, disposed, or leach onto or underneath any of the Landfill, the Owned Real Property or Former Property, or any other properties from any of the Landfill, Real Property or any Former Property, nor has any Contaminant migrated or threatened to migrate from other properties upon, about or beneath any of the Owned Real Property or Former Property, other than (A) those non-material, small quantities of such materials that may be included in municipal solid and other waste which is disposed of in the Landfill, and (B) the acceptance by the Company of asbestos and insulating materials containing urea formaldehydes as special waste at the Landfill in accordance with Environmental Laws and the Company's Permits.

                  (l) No Environmental Lien has attached to the Landfill, the Owned Real Property or any Former Property.

                  (m) No aboveground storage tanks or underground improvements, including but not limited to storage tanks, sumps, or water, gas or oil wells, or associated piping, are or have ever been located on the Principal Landfill Property nor has the Company owned or operated any aboveground or underground storage tank at, under or about any Principal Landfill Property, except for tanks, gas and leach lines and items set forth in Schedules attached hereto.

                  3.14. Permits. Schedule 3.14 lists all permits, licenses, franchises, certificates, bonds, surety deposits, approvals, consents, orders, registrations, zoning variances and other authorizations granted by or filed with any Governmental Authority, other than the

Environmental Permits listed in Schedule 3.13, and necessary or appropriate for the operation of the Business, including the Landfill (the items listed on Schedule 3.14 together with the Environmental Permits listed in Schedule 3.13 being the "Permits"). Seller will provide to Buyer with true, complete and correct copies of all the Permits. To the best of the Seller's knowledge, except as set forth in Schedules 3.13 and 3.14, the Permits constitute all the permits, licenses, franchises, certificates, bonds, surety deposits, approvals, consents and other authorizations required by applicable laws to operate the Business, and to own, lease, use, operate and occupy the Landfill (including without limitation the Principle Landfill Property), at the places and in the manner now conducted and operated, except those the absence of which would not have a Material Adverse Effect. To the best knowledge of the Seller, except as set forth in Schedules 3.13 and 3.14, all of the Permits are in full force and effect, none of the Permits have been violated and, as of the date hereof, none of Seller, Macedon or the Company has received any written or oral notice or claim pertaining to the failure to obtain, or the violation of, any material Permit, required by any Law and there is no basis for any of the foregoing.

                  3.15. Landfill Capacity. The current Permits allow for disposal at the Landfill up to of Six Thousand (6,000) tons of municipal solid waste per day. The Landfill's remaining permitted disposal capacity as of December 31, 2002, is estimated to be Fifteen Million One Hundred Seventy One Thousand (15,171,000) of cubic yards of municipal solid waste, as reported to the DEC on the Company's Annual Report.

                  3.16. Ordinary Course. Except as set forth in the financial statements for the period ending December 31, 2002, the Company has conducted the Business and Seller, the Company and Macedon have maintained and kept the Landfill substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course since December 31, 2001.

                  3.17. No Adverse Changes. Except as set forth in the financial statements for the period ending December 31, 2002 and as disclosed on Schedule 3.17, without limiting the generality of Section 3.16 above, since December 31, 2001, there has not been:

                  (a) any material adverse change in the Company, the Business or the Landfill or the operations, prospects, or financial or other condition thereof;

                  (b) any loss sustained by the Company, including any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the Company's operation of the Business or the Landfill;

                  (c) any loss of the employment, benefit or services of any key employee of the Company;

                  (d) any adverse change or any threat of any adverse change in Seller's or the Company's relations with, or any loss or threat of loss of, suppliers or customers which, individually or in the aggregate, had or is likely to have a Material Adverse Effect;

                  (e) any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any Law, known by the Seller, the occurrence of which would have a Material Adverse Effect;

                  (f) any write-offs as uncollectible of any notes or accounts receivable of the Company or write-downs of the value of any assets or inventory by the Company, other than immaterial amounts or in the ordinary course of business consistent with past practice;

                  (g) any cancellation or waiver of any right material to the operation of the Business or the Landfill;

                  (h) any sale, transfer, lease or other disposition of any asset material to the Business or the Landfill;

                  (i) any termination or amendment to or suspension or termination of, or receipt by the Company of any notice of breach or default of any material lease, contract or other agreement to which the Company is a party or from which the Company, directly or indirectly, derives rights;

                  (j) any payment, discharge or satisfaction of any Liability or obligation (whether accrued, absolute, contingent or otherwise) by the Company, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of Liabilities or obligations shown or reflected on the Financial Statements or incurred in the ordinary course of business since December 31, 2001;

                  (k) any material change by the Company in any method of accounting or keeping its Books and Records;

                  (l) any payment, loan or advance of any material amount to, or in respect of, or the sale, transfer or lease of any material asset of the Company (whether real, personal or mixed, tangible or intangible);

                  (m) any disclosure to any Person that is not an employee of the Company or other disposal of any of the Company's Intellectual Property;

                  (n) any other transaction, agreement or event outside the ordinary course of the Company's business or inconsistent with past practice;

                  (o) any obligation or liability (fixed or contingent), except those incurred in the normal trade or business obligations incurred in the ordinary course of business and consistent with past practice, none of which is materially adverse, and except in connection with this Agreement and the transactions contemplated hereby;

                  (p) any discharge or satisfaction of any Lien, or payment of any obligation or liability (fixed or contingent), other than in the ordinary course of business and consistent with past practice;

                  (q) any Lien on any of the Company's assets or properties (including the Landfill) (other than mechanic's, materialman's and similar statutory liens arising in the ordinary course of business and purchase money security interests arising as a matter of law between the date of delivery and payment);

                  (r) any transfer, lease or other disposition of any of the Company's assets or properties, except for fair consideration in the ordinary course of business and consistent with past practice or, except in the ordinary course of business and consistent with past practice, the acquisition of any assets or properties;

                  (s) the declaration of any dividends or bonuses, except regular distributions to the Seller, or any amendment or restatement of the Company's certificate of incorporation or bylaws (or any authorization related thereto), or any steps looking toward dissolution or liquidation of the Company; or

                  (t) any agreement or commitment to take or do any of the actions described in subsections (g) through (s) above.

                  3.18. Litigation. (a) Except as set forth on Schedule 3.18, there are no Claims pending, threatened against, or affecting Macedon, Seller, the Company, the Business, or the Landfill, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or before any Governmental Authority or arbitrator, nor has any such Claim been pending or threatened during the 24-month period preceding the date hereof;

                  (b) There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any Governmental Authority or arbitrator, against or materially affecting the Company, the Business or the Landfill;

                  (c) The Company is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the Company's knowledge, any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any Permit) and there is no basis for any of the foregoing; and

                  (d) None of Seller, the Company or Macedon has received any written or verbal inquiry from any Governmental Authority concerning the possible violation of any Law, or any matter disclosed in respect of Seller, the Business, the Company or the Landfill.

                  3.19. Insurance. Seller will make available to Buyer true and complete copies of all policies of insurance and bonds to which the Company is currently a party or under which the Company, the Landfill, or the Business and any of the Company's directors, or agents are covered (the "Policies"). The insurance coverage provided by the Policies is customary for companies of similar size engaged in similar lines of business. The Company is not in default with respect to its obligations under any of the Policies, and has not within the past twelve months been denied insurance coverage. There is no claim by Seller, the Company, Macedon or any other Person pending under any of the Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Policies or in respect of which such underwriters have reserved their rights. All premiums payable under the Policies have been paid timely, and the Company has complied with all the terms and conditions of the Policies. The Company does not have or participate in any self-insurance or co-insurance programs, except for the Workmen's Compensation Policy carried by the Company.

                  3.20. Intellectual Property. Except as set forth on Schedule 3.20, the Company owns or possesses sufficient legal rights to all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes ("Intellectual Property") necessary to conduct the Business as now conducted without any conflict with or infringement of the Intellectual Property rights of others. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property, and neither Seller nor the Company is bound by, or a party to, any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person or entity.

                  3.21. Transactions with Affiliates. (a) Except for Employment and Labor Agreements (as defined in Section 3.22(a)), no officer, director, employee, stockholder or Affiliate of the Company, the Seller or any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or has any interest in the Landfill.

                  (b) Except as set forth on Schedule 3.21, all transactions between Seller and the Company or any of their Affiliates have been concluded on an arm's length basis.

                  3.22. Labor Matters. (a) Except as set forth in Schedule 3.22:
(i) the Company is not a party to any employment agreements with employees that are not terminable at will, or that provide for the payment of any bonus or commission, (ii) the Company is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law), (iii) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to employees nor does it know of any activities or proceedings of any labor union to organize any such employees, and (iv) the Company is not a party to or subject to any conciliation agreements consent decrees or settlements with respect to the Business or its employees. The Company furnished to Buyer complete and correct copies of all such agreements and any other agreements relating to employment (the "Employment and Labor Agreements"). The Company has not breached or otherwise failed to comply with any provisions of the Employment and Labor Agreements, there are no grievances outstanding thereunder and all of such agreements are assignable to Buyer.

                  (b) Except as set forth in Schedule 3.22: (i) the Company is in compliance with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment in each case relating to the Business, (ii) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB")
relating to the Business, or threatened against the Business, (iii) there is no labor strike, material slowdown or material work stoppage or lockout pending or threatened against or affecting the Business, and the Company has not experienced any strike, material slowdown or material work stoppage, lockout or other collective labor action by or with respect to employees of the Business,
(iv) there is no representation, Claim or petition pending before the NLRB or any similar Governmental Authority and no question concerning representation exists relating to the Company's employees, (v) there are no charges with respect to or relating to the Business pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices, and (vi) neither the Company nor Seller received any notice from any national, state or local Governmental Authority responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of it and no such investigation is in progress.

                  (c) The Company has furnished Buyer with a complete and accurate list of all its employee manuals, policies, procedures and work-related rules that apply to its employees ("Employee Policies and Procedures"). The Company has provided Buyer with a copy of all the written Employee Policies and Procedures and a written description of all unwritten Employee Policies and Procedures. Each of the Employee Policies and Procedures can be amended or terminated at will by it.

                  3.23. Employee Benefit Plans. (a) Schedule 3.23 sets forth a complete and correct list of all employee benefit plans, as defined in Section 3(3) of ERISA, and all employment, compensation, bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, split dollar insurance, supplemental retirement, severance, change of control, loans or other benefit plans, programs, arrangements or fringe benefits, in each case, which are provided, maintained, contributed to or sponsored by the Company on behalf of current or former directors, officers or employees of the Company, or for which the Company has any liability, contingent or otherwise (collectively, the "Benefit Plans").

                  (b) With respect to each Benefit Plan, the Company has furnished Buyer with a complete and accurate copy of (i) the plan document or other governing contract, as amended, and a summary of any unwritten Benefit Plans, (ii) the most recently distributed summary plan description and summary of material modifications, (iii) each trust or other funding agreement, (iv) the most recently filed IRS Form 5500 (including schedules and attachments), (v) the most recently received IRS determination letter and application therefor, and
(vi) the most recently prepared actuarial report and financial statements.

                  (c) The Benefit Plans have been operated and administered in accordance with their terms and the applicable requirements of the Code and applicable law. All contributions and all payments required to have been made to or under any Benefit Plan have been timely and properly made, and nothing has occurred with respect to the operation of the Benefit Plans that would cause the imposition of any liability, penalty or tax under ERISA or the Code.

                  (d) No Benefit Plan is subject to Title IV of ERISA, or a multiemployer plan within the meaning of Section 3(37)(A) of ERISA. Neither the Company nor any trade or business (whether or not incorporated) which is or has ever been treated as a single employer with the Company under Section 414(b),
(c), (m) or (o) of the Code ("ERISA Affiliates"), has incurred any liability under title IV of ERISA or Section 412 of the Code, except for such liability that has been paid in full.

                  (e) There are no pending or, to knowledge of the Company, threatened suits, actions, litigation or claims (excluding claims for benefits incurred in the ordinary course) with respect to any of the Benefit Plans.

                  (f) Each of the Benefit Plans which is intended to be "qualified" within the meaning of Section 401 of the Code has received a favorable determination letter from the IRS and no event has occurred and no condition exists which would result in the revocation of any such determination letter. Any voluntary employee benefit association which provides benefits to current or former employees of the Company, or their beneficiaries, is and has been qualified under Section 501(c)(9) of the Code.

                  (g) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any current or former employee or director of the Company, (ii) increase any benefits under any Benefit Plan, or (iii) result in the acceleration of the time of payment, vesting or other rights with respect to any such benefits.

                  (h) The Company does not maintain or have an obligation to contribute to, or provide coverage under, any retiree life or retiree health plans or arrangements which provide for continuing benefits or coverage for current or former officers, directors or employees of the Company, except (i) as may be required under part 6 of Title I of ERISA and at the sole expense of the participant or the participant's beneficiary, or (ii) pursuant to a medical expense reimbursement account described in Section 125 of the Code.

                  (i) None of the assets of any Benefit Plan is stock of the Company or any of its affiliates, or property leased to or jointly owned by the Company or any of its affiliates.

                  3.24. Operation of the Business; Landfill. No part of the Business is operated by or through any Person other than the Company. The Company, Seller and Macedon collectively have good and marketable title to the Landfill and, upon consummation of the transactions contemplated by this Agreement, the Company will acquire good and marketable title to the Landfill, free and clear of all Claims, Liens and objections or equities of any kind.

                  3.25. Undisclosed Liabilities. The Company and the Landfill have no liabilities or obligations whatsoever, whether accrued, absolute, contingent or otherwise, which are not reflected or provided in the Financial Statements except (i) those arising in the course of ordinary business after December 31, 2002, in each case in normal amounts and none of which is materially adverse, and (ii) as and to the extent specifically described in
Schedule 3.25 attached hereto.

                  3.26. Customers. Schedule 3.26 sets forth a true, accurate and complete list of all customers of the Company and the Landfill. Except as set forth in Schedule 3.26:

                  (i) none of the Company, Seller or Macedon has received notice that, nor do any of the Company, Seller or Macedon have any knowledge that, any material customer of the Company or the Landfill has, will or plans to discontinue doing business with the Company or the Landfill;

                  (ii) none the Company, the Seller or Macedon (with respect to the Landfill) has any outstanding contracts or commitments which are in excess of the normal, ordinary and usual requirements;

                  (iii) no supplier or subcontractor to the Company or has reduced its shipments of orders issued by the Company or threatened to discontinue supplying such items or services to the Company on reasonable terms;

                  (iv) none of the Seller, Macedon or the Company has received notice that, nor do any of them have knowledge that, any such supplier or subcontractor has, will or plans to discontinue doing business with the Company or the Landfill on substantially the same terms as are consistent with its past practices; and

                  (v) none of the Seller, Macedon or the Company has received notice that, nor do any of them have knowledge that, any such supplier or subcontractor has, will or plans to add any additional distributors of such suppliers' or subcontractors' products or services relating to the Company.

                  3.27. Brokers. The parties represent to each other that all negotiations relative hereto and the transactions contemplated hereby have been carried on without the intervention of any entity or person, or as the result of any act of any entity or person other than Redmond & Parrinello, LLP, that would give rise to any claim against any party for any brokerage commission, finders fee, or other like payments. Buyer acknowledges and accepts full responsibility for Redmond & Parrinello, LLP's fees in connection with the transactions contemplated hereby, pursuant to a letter agreement in effect between IESI and Redmond & Parrinello, LLP, dated January 4, 2002.

                  3.28. Condition of Assets. Schedule 3.28 lists all of the Company's fixed assets including, but not limited to, all motor vehicles, machinery, equipment, furniture, fixtures, inventory and other tangible personal property owned, leased or used by the Company. Except as set forth on Schedule 3.28, all of the fixed assets are sufficient and adequate to carry on the Company's business as presently conducted and are in good operating condition and repair (normal "wear and tear" excepted), are not causing or contributing to a violation of any law or ordinance, regulation or order of a local, state or federal governmental or regulatory authority that would result in a Material Adverse Effect, and are substantially suitable for the purposes for which they are used.

                  3.29. Miscellaneous. (a) The representations and warranties made by Seller, Macedon and the Company in this Agreement and the statements made by Seller, Macedon and the Company in any Ancillary Document, furnished in connection with the transactions contemplated hereby or thereby, when taken together (without giving effect to the Schedules delivered to Buyer by Seller after the date hereof), do not as of the date hereof and will not as of the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make such representations or warranties or other such statements, in light of the circumstances under, and at the time at, which they were made, not false or misleading,

                  (b) All information relating to the Company, its assets, the Shares, the Landfill or the Business that is known or would on reasonable inquiry be known to Seller, Macedon or the Company and that may be material has been disclosed in writing to Buyer and any such information arising after the date hereof will be disclosed in writing to Buyer.

                                   ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to Seller, as of the date hereof and as of the Closing Date, as follows:

                  4.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware.

                  4.2. Authority. Buyer has full corporate power and authority to enter into this Agreement and each of the Ancillary Documents to which Buyer is a party, and to carry out the transactions contemplated hereby and thereby. Buyer has properly taken all corporate action required to be taken by Buyer with respect to the execution and delivery of this Agreement and each of the Ancillary Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby.

                  4.3. Execution and Delivery. This Agreement has been duly authorized, executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, except as enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors' rights generally or by general principles of equity. Each Ancillary Document to which Buyer is a party will have been duly authorized, executed and delivered by Buyer upon the Closing and, upon the execution and delivery thereof, will constitute a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting creditors' rights generally or by general principles of equity.

                  4.4. No Conflicts; Consents. Except for the approval of Buyer's board of directors ("Board Approval"), approval of Buyer's Senior
Lenders for whom Fleet Bank acts as Administrative Agent ("Senior Lender's Approval"), and as required under the HSR Act, the execution, delivery and performance by Buyer of this Agreement and each of the Ancillary Documents to which Buyer is a party, and the consummation of the transactions contemplated hereby and thereby, do not, and will not violate, conflict with or result in a breach of any term, condition or provision of, or require the consent of any Governmental Authority or any other Person, under:

                  (a) the Charter or Bylaws of Buyer;

                  (b) any Law to which Buyer is subject;

                  (c) any judgment order writ, injunction, decree or award of any Governmental Authority to which Buyer is subject; or

                  (d) any license, agreement, commitment or other instrument or document to which Buyer is a party or by which Buyer is otherwise bound.

                  4.5. Brokers. Except for Redmond & Parruello, LLP, neither Buyer nor any Person acting on its behalf has engaged, retained or incurred any Liability to any broker, investment banker, finder or agent, made any agreement or taken any other action which might cause anyone to become entitled to a broker's fee or commission or agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to the transactions contemplated hereby.

                                   ARTICLE 5

                  COVENANTS OF SELLER, MACEDON AND THE COMPANY

                  5.1. Conduct of Business Pending Closing. From and after the date hereof and until the Closing, the Company covenants that, except as contemplated by this Agreement and the Ancillary Documents, it will not, and Seller covenants that it will not permit the Company to, take any of the below listed actions without Buyer's prior written consent:

                  (a) amend its Charter or Bylaws;

                  (b) change its authorized or issued capital stock, or issue any rights or options to acquire such stock;

                  (c) incur, create, assume, or suffer to exist any Lien affecting the Landfill or any other assets of the Company;

                  (d) incur any debt or other obligation for money borrowed, except in the ordinary course of business;

                  (e) make or authorize capital expenditures in excess of $100,000 or enter into any contract or make any commitment involving any expenditure in excess of $100,000 (in each case, other than those as will be fully paid as of the Closing);

                  (f) sell, transfer, lease or otherwise dispose of any of the assets of the Company (including the Landfill), other than sales of equipment and machinery with a book value of not more than $100,000 in the aggregate;

                  (g) establish or increase the benefits payable under any Benefit Plans, or otherwise increase materially the compensation payable or to become payable to any personnel, except as may be required by Law or existing Contracts;

                  (h) acquire by merger or consolidation with, or merge or consolidate with, or purchase all or substantially all of the assets of, or otherwise acquire any material assets or business of, any Person or any other business organization or division thereof;

                  (i) make any loan, advance or capital contribution to, or investment in, any Person, except for extensions of trade credit in the ordinary course consistent with past practice;

                  (j) effect any recapitalization, reclassification, membership interest or stock split or similar change in the capitalization of the Company or revalue any assets of the Company;

                  (k) do or omit to be done any act or thing that would result (or be likely to result) in a breach of any of the representations, warranties and covenants contained in this Agreement (including under Section 3.17); and

                  (l) enter into any agreement or otherwise become obligated to do any of the foregoing.

                  5.2. Ordinary Course. Except as required by this Agreement, the Company, the Business and the Landfill will be conducted only in the ordinary course, including billing, and collection practices, and payment of accounts payable. Seller will use its best efforts to maintain customary practices (including expenditures) with respect to the Company, the Landfill and Business. Seller will maintain insurance coverage under the Policies in full force and effect up to the Closing Date.

                  5.3. Required Consents. (a) Seller, Macedon, the Company and Buyer, shall each use commercially reasonable efforts (and to cooperate with one another) so as to obtain all the Required Consents, provided that in no event shall Buyer incur any liability to any other party for (i) the failure to obtain any such Required Consent, or (ii) any adverse impact on the business of the Company as a result of such efforts. Notwithstanding the foregoing, the parties hereto agree that, to the extent practicable, Buyer shall lead all efforts to obtain Required Consents. All Required Consents shall be obtained on terms and conditions satisfactory to Buyer, at Buyer's sole cost and expense.

                  (b) Without limitation of the foregoing, each of Seller, the Company, Macedon and Buyer undertakes and agrees to file as soon as practicable a Notification and Report Form under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"). Each of Seller, the Company and Buyer shall respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other Governmental Authority in connection with antitrust matters. Each of Seller, the Company and Buyer shall promptly take or cause to be taken all actions as reasonably appropriate in order to avoid the commencement of a proceeding by any Governmental Authority to restrain, enjoin or to otherwise prohibit consummation of the transactions contemplated by this Agreement.

                  5.4. Survey. Seller and Macedon shall cause to be secured as promptly as possible after the execution of this Agreement one or more current as built, survey pursuant to the rules and regulations established by the Monroe County Bar Association (collectively, the "Surveys") for each parcel of Owned Real Property and shall obtain the legal description for each such parcel. The Surveys shall be prepared, and certified to Buyer and the Title Company, by a registered land surveyor acceptable to Buyer, and shall contain such information, documentation and certifications as Buyer or the Title Company may require. The Surveys shall, among other things, show the locations of all boundary lines, improvements, easements, roadways, rights-of-way (public or private), railroad rights-of-way, officially designated flood plain areas, floodway fringe areas and wetland areas, and any other matters affecting each parcel of Owned Real Property in a manner required by Buyer or the Title Company. The cost of the Surveys shall be borne by Seller. Seller and the Company have provided to Buyer copies of any and all surveys concerning the Owned Real Property in the possession of Seller or the Company. In the event that the Surveys or any other instrument reveal anything that has a Material Adverse Effect on the Principal Landfill Property or the use or value thereof, Buyer shall give notice to Seller and the Company of those matters objected to by Buyer no later than the later of (i) ten (10) Business Days after receipt of notice thereof by Buyer, and (ii) five (5) Business Days prior to the proposed Closing Date. After Seller and the Company's receipt of such notice, Seller shall then have a period of thirty (30) days to cure, or cause to be cured, any such defects or objectionable matters specified by Buyer, at Seller's sole cost and expense. In the event that Seller fails or is unwilling to cure, or caused to be cured, such defects or objections by the end of that thirty (30) day period to the reasonable satisfaction of Buyer's counsel, then Buyer may proceed to Closing subject to the defect but with a credit (not to exceed $10,000) to the Purchase Price of the amount required to cure the defect or by written notice to Seller to terminate this Agreement pursuant to Section 8.1(b)(iv) without liability by Buyer to Seller, Macedon or the Company.

                  5.5. Delivery of Real Property Documentation. Each of Seller and Macedon has provided, or as promptly as possible after the execution of this Agreement, shall provide, to Buyer the following:

                  (a) all title information relating to the Owned Real Property and the Leased Real Property in the possession of Seller, Macedon or the Company, including, but not limited to, existing title insurance policies, reports, or commitments together with all attachments thereto and copies of the deeds, rights of way, easements and all other instruments of record with respect to the Owned Real Property;

                  (b) copies of any plans (original or otherwise), specifications, drawings, studies and programs for upgrading and improving the Owned Real Property and the Leased Real Property in their possession or under their control;

                  (c) all engineering, building inspection or similar reports relating to the Owned Real Property and the Leased Real Property, including, without limitation, any prior environmental assessments;

                  (d) copies of all notices of any violation relating to the Owned Real Property and the Leased Real Property which is uncorrected, if any, and a description of any such violation;

                  (e) copies of all certificates of occupancy (or similar instruments) for all Owned Real Property and all Leased Real Property;

                  (f) copies of the Permits;

                  (g) all other information or documents relating to the Owned Real Property or Leased Real Property that Buyer or the Title Company may request; and

                  (h) all contracts or other agreements relating to or affecting the Owned Real Property or Leased Real Property.

                  5.6. Review and Status of Title. Each of Seller and Macedon has obtained and delivered, or within thirty (30) days after the date hereof shall obtain and deliver, to Buyer at Seller's sole cost and expense, commitments for title insurance and any updates thereto or supplements (the "Title Commitments") to be issued by a title insurance company of Buyer's choosing (the "Title Company") showing the condition of title for the Principal Landfill Property. Prior to the Closing Date, Buyer may provide written notice of Buyer's disapproval of any matter or Lien shown in the Title Commitments (those disapproved matters or Liens as so identified by Buyer and that do not constitute Permitted Encumbrances being hereinafter called the "Disapproved Exceptions"), whereupon Seller and Macedon shall cure or remove, or caused to be cured or removed, such Disapproved Exceptions prior to or as of the Closing Date, at Seller's and Macedon's sole cost and expense. In the event that Seller and Macedon fail to cure, or cause to be cured, a Disapproved Exception, then Buyer may proceed to Closing subject to the Disapproved Exceptions but with a credit to the Purchase Price of the amount required to cure such Disapproved Exceptions, or by written notice to Seller terminate this Agreement pursuant to
Section 8.1(b)(iv) without liability by Buyer to Seller, Macedon or the Company.

                  5.7. Title to the Property. (a) At the Closing, all the Owned Real Property and its appurtenances shall be free and clear of all Liens, Claims, rights-of-way and leases, other than the Permitted Encumbrances and the following:

                  (i) rights-of-way of streets, so long as they do not prevent, interfere or adversely affect the use of the property for the same purposes as used and operated as of the Closing Date;

                  (ii) public utility easements, easements with respect to gas or oil transmission lines and rights-of-way and oil and gas leases, each in customary form, so long as they do not prevent, interfere or adversely affect the use of the property for the same purposes as used and operated as of the Closing Date;

                  (iii) ad valorem or real property taxes not yet due and payable; and

                  (iv) zoning and building laws and ordinances of the city, town, county, village, state or municipality in which the Owned Real Property lies which are not violated by existing structures and which are not violated by or do not prevent, interfere with or adversely affect the continued use and operation of the Owned Real Property for the same purposes as used and operated as of the Closing Date.

                  (b) Prior to the Closing, if, in the opinion of Buyer's counsel, after Seller's and Macedon's opportunity to cure provided in Section 5.6, Buyer is not able to obtain title insurance acceptable to Buyer (including any endorsements required by Buyer from the Title Company with respect to the Owned Real Property) (collectively, the "Title Policies"), the cost of which shall be paid by Buyer, Buyer shall have the option of (i) accepting the condition of the Owned Real Property title "AS IS", and consummating the Closing without waiving any rights of Buyer under Article 11, or (ii) terminating this Agreement pursuant to Section 8.1(b)(iv) without liability by Buyer to Seller, Macedon or the Company. Notwithstanding any other provision contained herein to the contrary, if any exception to title disclosed in any Title Commitment which may include, without limitation, a Disapproved Exception (other than a Permitted Encumbrance), can be cured by a monetary payment, Buyer shall have the right, in addition to any other rights of adjustment hereunder, of reducing by a like amount the Purchase Price due to Seller at the Closing, provided that, without the prior consent of Seller, Buyer shall not make any such monetary payment in excess of $10,000.

                  5.8. Transfer Tax Forms. At the Closing, Seller and Macedon shall deliver to Buyer duly executed transfer tax forms and any other documents required by Federal, state, local or foreign Law with respect to the Owned Real Property together with any amounts owed or due thereunder, including, without limitation, transfer taxes and recording fees.

                  5.9. Access, Information, and Documents. Subject to reasonable advance notice, Buyer and Buyer's counsel, accountants, lenders, and other representatives, shall have full and complete access during normal business hours to the Landfill and all of the Company's other Real Property, Personal Property, Books and Records, Tax Returns, contracts, commitments, officers, personnel, and accountants, provided that such rights shall be exercised so as not to cause unreasonable disruption to Seller's business. Seller and Macedon shall (i) cause the Company's officers, employees, consultants, accountants, counsel and other authorized representatives to furnish to Buyer and to its authorized representatives such additional financial and operating data and other information regarding the Company, the Business, and the Landfill, as Buyer or its duly authorized representatives may from time to time request or deem necessary or appropriate; and (ii) afford Buyer and its representatives full and complete access to the Company's present and potential customers, suppliers and consultants, which Buyer and its authorized representatives may contact to inquire about such parties' relations with the Company and the Landfill. Seller and Macedon hereby release, discharge and hold harmless Buyer, any Affiliate of Buyer, and any officer, director, stockholder, employee, agent, attorney, joint venturer, partner, servant, representative, trustee, successor or assign of Buyer or of any of its Affiliates, from all liability or claims by reason of any such access or contact referred to above.

                  5.10. Acquisition Proposals. Each of Seller, Macedon and the Company represent and warrant to Buyer that (i) it is not, directly or indirectly through any officer, director, agent, representative (including, without limitation, investment bankers, brokers, attorneys and accountants) or otherwise, currently participating in discussions or negotiations with any person, corporation, partnership or other entity or group (a "Third Party") other than Buyer relating to any direct or indirect acquisition or purchase of the Shares, the Landfill or the Business, (ii) it is not prohibited, contractually or otherwise, from entering into discussion with Buyer relating to the acquisition or purchase of the Shares, the Landfill or the Business, and (iii) except for regulatory approvals, it is not prohibited, contractually or otherwise, from consummating a transaction or series of transactions whereby Buyer purchases or acquires the Shares, the Landfill or the Business. From the date hereof through the Closing, none of Seller, Macedon or the Company shall directly or indirectly, through any officer, director, agent, representative (including, without limitation, investment bankers, brokers, attorneys and accountants) or otherwise, (i) solicit, initiate or encourage submission of inquiries, proposals or offers from any Third Party relating to any acquisition or purchase of all or a portion of the Shares, the Landfill or the Business; or (ii) participate in any discussion or negotiations regarding, or furnish to any Third Party any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any Third Party to do or seek any of the foregoing. Seller, Macedon and the Company shall promptly notify Buyer if any such proposal or offer, or any inquiry or contact with any Third Party with respect thereto, is made, and shall in any such notice set forth in reasonable detail the identity of the Third Party and the terms and conditions of such inquiry, proposal or offer.

                  5.11. Preparation of Certain Schedules. Within forty five (45) Business Days after the date of this Agreement and in all events within thirty
(30) Business Days prior to the Closing, Seller and Macedon shall prepare and deliver to Buyer for its review complete and accurate Schedules to this Agreement, which Schedules shall contain any and all exceptions to, or information required by, the representations and warranties of Seller and Macedon contained herein that have not theretofore been provided in Schedules delivered to Buyer.

                  5.12. Audit. Notwithstanding any other provision contained in this Agreement, prior to Closing, at Buyer's expense, Seller, Macedon and the Company shall assist and fully cooperate with Buyer, its Affiliates, their representatives and their independent public accountants in preparing a GAAP audit of the Business and the operations of the Company for the fiscal years ending December 31, 2002, 2001 and 2000, and, in the event the Closing occurs prior to December 31, 2003, an audit of the Company's financial records for the period beginning on January 1, 2003 and ending on the Closing Date. In connection therewith, Seller, Macedon and the Company shall provide to Buyer, its Affiliates, their representatives and their independent public accountants, any Tax or financial records reasonably requested including, without limitation, all such tax and/or financial records for the Company's three (3) fiscal years immediately preceding the Closing, and, if necessary, Seller, Macedon and the Company shall also provide Buyer with access to the Company's officers and directors.

                  5.13. Benefit Plans. (a) At the election of the Buyer and as determined by Buyer in its sole discretion, the Company shall take all appropriate and necessary action to terminate some or all of the Benefit Plans (including without limitation all pension and 401(k) plans) immediately prior to the Closing, such that neither the Company nor the Buyer shall have any liabilities or obligations under such Benefit Plans on and after the Closing.

                  (b) As soon as practicable, but in any event prior to the Closing Date, Seller shall cause an amendment to be made to each Benefit Plan sponsored by the Company as a "qualified" plan with the meaning of Section 401 of the Code (together, the "Company Retirement Plans") to: (1) terminate the Company Retirement Plans immediately prior to the Closing Date and (2) allow for employer contributions to the Company Retirement Plans for compensation paid to participants on or prior to the Closing Date. Seller shall also cause the Company to deliver any notices required under Section 204(h) of ERISA with respect to a money purchase or other pension plan at least forty five (45) days prior to the Closing Date and after adoption of the amendments described herein. Seller shall remain responsible for, and shall indemnify and hold the Buyer and the Company harmless from (subject to Article 11 of this Agreement), any and all liabilities and obligations arising with respect to the Company Retirement Plans, and Seller shall remain or become the Trustee of the Company Retirement Plans and shall remain or become the Plan Administrator of the Company
Retirement Plans from and after the Closing Date. Without limiting the foregoing, Seller shall cause the Company Retirement Plans to obtain favorable IRS determination letters with respect to their termination, and Seller shall remain responsible for all required reports and filings with respect to the Company Retirement Plans.

                  (c) All employees of the Company as of the Closing Date ("Company Employees") shall be offered coverage under employee benefit plans of Buyer or one of its Affiliates. Except with respect to any 401(k) plans, the Company Employees shall receive credit as employees of the Company and its Affiliates for service with the Company and its Affiliates prior to the Closing Date to the same extent such service was counted under similar Benefit Plans for purposes of eligibility and vesting (and benefit accrual with respect to vacation).

                                   ARTICLE 6

                              CONDITIONS TO CLOSING

                  6.1. Conditions Precedent to Obligations of Buyer. The obligations of Buyer to proceed with the Closing under this Agreement are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in writing in whole or in part by Buyer in Buyer's sole discretion):

                  (a) Representations and Warranties. All representations and warranties of the Company, Seller and Macedon made in this Agreement as of the date hereof (without giving effect to Schedules delivered by the Company, Seller or Macedon to Buyer after the date hereof in accordance with Section 5.11) shall be true and correct in all material respects on the Closing Date as if made as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate as of such date or with respect to such period).

                  (b) Performance and Compliance. Seller, Macedon and the Company shall have performed all of the covenants, and complied with all of the provisions required by this Agreement to be performed or complied with by them on or before the Closing, including the provisions of Section 7.1 and 7.2 regarding deliveries to be made at Closing.

                  (c)  HSR  Clearance.   All  applicable   waiting   periods  or
         pre-closing approvals required under the HSR Act shall have expired, been terminated or been received.

                  (d) Litigation. No order of any Governmental Authority shall be in effect which restrains or prohibits the transactions contemplated hereby. There shall not be threatened, nor shall there be pending, any Claim challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

                  (e) Satisfactory Instruments. All instruments and documents required of Seller and Macedon to effectuate and consummate the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Buyer and its counsel.

                  (f) Board Approval. Buyer shall have obtained the Board Approval.

                  (g) Senior Lender's Approval. Buyer shall have obtained the Senior Lender's Approval.

                  (h) Acquisition Financing. Buyer shall have obtained financing for the Purchase Price on terms and conditions reasonably satisfactory to Buyer ("Acquisition Financing").

                  (i) Company's Post-Closing Funding; Buyer's Post-Closure Assurances. Buyer shall have (i) caused the aggregate amount of the Company's funds escrowed with the DEC to satisfy the closure and post-closure obligations of the Business prior to the Closing Date (the "Escrow Amount") to be replaced with letters of credit, bonds, and/or other forms of financial assurance acceptable to the DEC, and (ii) caused the DEC to instruct the Trustee to release to the Company or Seller the Escrow Amount.

                  (j) Required Consents. Seller and the Company shall have obtained all Required Consents pursuant to Section 5.3 and delivered evidence of the Required Consents to Buyer.

                  (k) No Liens. There shall not be any Liens on any portion of the Landfill.

                  (l) Consent Orders. Buyer shall have reviewed each of the draft Consent Order relating to the Tantello site (the "Tantello Consent Order") and the Consent Order relating to the SM 11 groundwater monitoring well (the "SM 11 Consent Order") and all matters directly and indirectly relating thereto and shall have determined in its sole discretion that each such order and such related matters are acceptable to it.

                  (m) Geneva Landfill. Buyer shall have reviewed the fifty acre closed municipal solid waste landfill in Geneva, New York described on

         Schedule 3.11(a) hereto and shall that determined in its sole discretion that such landfill is acceptable to it.

                  (n) Due Diligence Investigation. Buyer shall have determined in its sole discretion that its due diligence investigation of the Company, the Business and the Landfill has revealed no fact circumstance or information that would have a material adverse impact on the value of the Company, the Business or the Landfill, excluding facts, circumstances or information provided in the Schedules hereto as of the date hereof.

                  (o) Equipment. The assets of the Company shall include at least each of those items of equipment and machinery as are set forth on Schedule 6.1(o) or, in any case a replacement for any such item of equal or greater functionality, or equal or lesser age and in equal or better condition of each such item as of the date hereof. Each such item of equipment on such schedule (or replacement therefor) shall be in good operating condition and in good repair.

                  (p) Environmental Liabilities. Neither the execution nor the delivery of this Agreement shall result in any obligations for site investigation or cleanup, or notification to or consent of Governmental Authorities or third parties, pursuant to any Environmental Law, that will cost in excess of $1,000,000.

                  (q)   Indemnity   Arrangements.   Buyer  shall  have  obtained
         environmental liability insurance, at Buyer's cost, covering such matters related to the operations of the Seller prior to the Closing and the condition of (and any Environmental Conditions present on) the Owned Real Property as Buyer shall reasonably request, on terms and in amounts that are substantially within the range of market terms for such insurance, and without exceptions that are not acceptable to Buyer.

                  6.2. Conditions Precedent to the Obligations of Seller and Macedon. The obligations of Seller and Macedon to proceed with the Closing is subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Seller in Seller's sole discretion):

                  (a) Representations and Warranties. All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on the Closing Date as if made as of such date (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be true and accurate as of such date or with respect to such period).

                  (b) Performance and Compliance. Buyer shall have performed all of the covenants and complied with all the provisions required by this Agreement to be performed or complied with by Buyer on or before the Closing, including the provisions of Section 7.3 regarding deliveries to be made at Closing.

                  (c)  HSR  Clearance.   All  applicable   waiting   periods  or
         pre-closing approvals required under the HSR Act shall have expired, been terminated or been received.

                  (d) Litigation. No order of any Governmental Authority shall be in effect which restrains or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any Claim challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

                  (e)  Satisfactory  Instruments.  All instruments and documents required of Buyer to effectuate and consummate the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Seller and its counsel.

                  (f) Required Consents. All Required Consents shall have been obtained.

                  (g) Closure and Post-Closure Funding.  Buyer shall have caused
         (i) the Escrow Amount to be replaced with letters of credit, bonds and/or other forms of financial assurance acceptable to the DEC, and
         (ii) the DEC to release to the Company the Escrow Amount.

                                   ARTICLE 7

                      DELIVERIES AND PROCEEDINGS AT CLOSING

                  7.1. Closing Deliveries by Seller. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall deliver or cause to be delivered to Buyer the following documents, all in form and content reasonably satisfactory to Buyer:

                  (a) a certificate of Seller certifying that the representations and warranties by it, Macedon and/or the Company contained herein are true and correct in all material respects as of the Closing Date and that each of Seller, Macedon and the Company has performed all of his or its obligations under this Agreement and any Ancillary Document to which Seller, Macedon or the Company is a party;

                  (b) Shares. Certificates representing the Shares accompanied by stock powers duly endorsed in blank by Seller or accompanied by duly executed instruments of transfer, with any requisite documentary or stock transfer taxes affixed thereto (the "Stock Certificates");

                  (c)  Surveys  and  Title  Commitments.   The  Surveys,   Title
         Commitments and Title Policies required by Sections 5.4, 5.6 and 5.7;

                  (d) FIRPTA. Certification of the non-foreign status of Seller required to be delivered under Treasury Regulation Section 1.1445-2 in order to relieve Buyer of the requirements to withhold taxes under
         Section 1445 of the Code;

                  (e) IRS Form 8023 (Election under Section 338 for Corporations making Qualified Stock Purchase) signed by the Seller; and

                  (f) Evidence of the transfer by each of Seller and Macedon to the Company of any and all right title and interest in and to the Landfill owned by each of them and not owned by the Company as of the date hereof.

                  7.2. Deliveries by Macedon. Subject to the terms and conditions of this Agreement, at the Closing, Macedon shall deliver or cause to be delivered to Buyer the following documents all in form and content reasonably satisfactory to Buyer:

                  (a) an Officer's certificate of Macedon certifying (A) the incumbency and genuineness of signature of all Macedon's officers executing  this  Agreement  or any  Ancillary  Document,  and  (B)  the genuineness of Macedon's corporate resolutions authorizing this Agreement, the Ancillary Documents to which Macedon is a party and the transactions contemplated hereby;

                  (b) an Officer's certificate of Macedon certifying that the representations and warranties contained herein by or with respect to it, Seller and/or the Company are true and correct in all material respects as of the Closing Date and that each of Seller, Macedon and the Company has performed all of its or his obligations under this Agreement and any Ancillary Document to which Macedon, the Seller or the Company is a party; and

                  (c) certificates of corporate good standing or legal existence of Macedon as of a date no earlier than ten (10) days prior to the Closing.

                  7.3. Deliveries By Buyer. Subject to the terms and conditions of this Agreement, at the Closing, Buyer shall deliver or cause to be delivered to Seller the following documents, all in form and content reasonably satisfactory to Seller:

                  (a) Corporate Documents.

                           (i) an Officer's  certificate of Buyer certifying (A)
                  the incumbency and genuineness of signature of all Buyer's officers executing this Agreement or any Ancillary Document, and (B) the genuineness of Buyer's corporate resolutions authorizing this Agreement, the Ancillary Documents to which Buyer is a party and the transactions contemplated hereby;

                           (ii) an  Officer's  certificate  of Buyer  certifying
                  that the representations and warranties by it contained herein are true and correct in all material respects as of the Closing Date and that Buyer has performed all of its obligations under this Agreement and any Ancillary document to which Buyer is a party; and

                           (iii) certificates of corporate good standing or legal existence of Buyer as of a date no earlier than ten (10) days prior to the Closing; and

                  (b) Purchase Price Payment. The portion of the Purchase Price payable at Closing in accordance with Sections 2.1 and 2.2.

                  7.4. Other Documents. The parties agree to execute and deliver at the Closing all other documents that are necessary or advisable in order to consummate the transactions contemplated hereby or in connection herewith.

                                   ARTICLE 8

                                   TERMINATION

                  8.1.   Termination.   This  Agreement  and  the   transactions
contemplated  hereby may be  terminated  at any time on or prior to the  Closing
Date:

                  (a) Mutual Consent. By mutual written consent of Buyer and Seller;

                  (b) Termination by Buyer. By Buyer upon notice to Seller (i) if there has been a material misrepresentation or a material breach by Seller or Macedon of their respective representations and warranties made as of the date hereof (without giving effect to any Schedules provided to Buyer after the date hereof) or covenants contained in this Agreement, or (ii) if any of the conditions specified in Section 6.1 hereof shall not have been substantially fulfilled by September 30, 2003 or extended pursuant to Section 8.1(d), and such conditions shall not have been waived by Buyer, or (iii) if there has been a Material Adverse Effect after the date hereof or (iv) if any investigation of the Company or any Schedule hereto of any other document delivered to Buyer as contemplated hereby shall have revealed any fact, circumstance or information which would have a negative impact on the value of the Company.

                  (c) Termination by Seller. By Seller upon notice to Buyer (a) if there has been a material misrepresentation or material breach by Buyer of any of its representations and warranties or covenants contained in this Agreement, or (b) if any of the conditions specified in Section 6.2 hereof shall not have been substantially fulfilled by September 30, 2003 or extended pursuant to Section 8.1(d), and such conditions shall not have been waived by Seller.

                  (d) Termination by Seller or Buyer. By Seller or Buyer if Buyer has not been able to obtain by September 30, 2003 a commitment from a financial institution for the financing of the transactions contemplated hereby acceptable to Buyer in Buyer's commercially reasonable judgment. Buyer and Seller agree that in the event the Closing contemplated by the Agreement has not occurred on or before September 30, 2003 due to Buyer not obtaining a commitment from a financial institution for the financing of this transaction, then Buyer may, at its sole option, deposit an additional Two Hundred Fifty Thousand Dollars ($250,000) with the Seller under the same terms and conditions set forth in the Exclusivity Agreement and Seller agrees to accept this additional deposit and extend the termination pursuant to this Section 8.1(d) until January 31, 2004.

         Buyer and Seller agree that in the event the Closing contemplated hereunder has not occurred on or before September 30, 2003 for any reason other the failure to obtain financing either may terminate this Agreement, so long as such terminating party is not in breach of this Agreement and such breach shall be the direct or indirect cause of the failure of the conditions to Closing to be satisfied. The parties hereto that, with respect to the applicability of the January 31, 2004 date above, time shall be of the essence.

                  8.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 hereof, all obligations of the parties hereunder shall terminate, except for the obligations set forth in Sections 9.1, Costs and Expenses and 9.4, Public Announcements. In the event of the termination of this Agreement pursuant to Section 8.1(a) or 8.1(b), the Deposit paid pursuant to Section 2.5 hereof shall be nonrefunable to Buyer in accordance with the terms of the Exclusivity Agreement. Upon any termination of this Agreement by Buyer prior to the Closing due to a failure of a representation or warranty of the Company, Seller or Macedon to be true and accurate, the Seller's sole liability to Buyer shall be for a return of the Deposit referred to in
Section 2.5 previously paid by Buyer to Seller.

                                   ARTICLE 9

                          CERTAIN ADDITIONAL COVENANTS

                  9.1. Costs and Expenses. Each party hereto will pay its own costs and expenses, including legal and accounting fees, in connection with the negotiation, execution, performance of, and compliance with this Agreement; provided, however, Buyer shall pay all expenses required to obtain the Required Consents including all expenses and the filing fee for the filing under the HSR Act.

                  9.2. Non-Competition; Non-Raid. (a) Seller and Macedon each agree that, without the prior written consent of Buyer, for a period of five (5) years after the Closing Date, none of Seller, Macedon, any subsidiary of Macedon or any Affiliate of Seller or Macedon, shall, directly or indirectly own, manage, operate, advise or participate in any manner in the ownership, operation, revenues, profits, management or control of a municipal solid waste landfill within the Commonwealth of Pennsylvania or the States of New Jersey and New York.

                  (b) Each of Seller and Macedon covenants and agrees that he or it shall not, and shall cause his or its Affiliates not to, for a period of five
(5) years from and after the Closing Date, working alone or in conjunction with one or more other persons or entities, whether or not for compensation (i) recruit or otherwise solicit or induce any person (except for Peter Thummler and Carl Casaccia ) or entity who is, on the Closing Date or thereafter, an employee, customer or vendor of the Company to terminate their employment with, or otherwise cease their relationship with, the Company, or Buyer or any of their respective subsidiaries or Affiliates, or (ii) hire, recruit or otherwise solicit any person (except for Peter Thummler and Carl Casaccia ) who, within the six (6) months immediately preceding the Closing Date, had been an employee, customer or vendor of the Company; provided, however, the hiring, recruitment or solicitation of a vendor shall not be deemed in violation of this Section 9.2(b) unless such action materially adversely impacts the Company. The terms of this provision shall be set forth in a definitive Non-Competition Agreement substantially in the form of Exhibit D attached hereto.

                  9.3. Rochester Transfer Station. The parties acknowledge that the transfer station located in Rochester, New York (the "Rochester Transfer Station") that is owned by Seller as of the date hereof is not being transferred to Buyer hereunder. For a period of five (5) years from and after the Closing Date, to the extent that the Rochester Transfer Station is used to accept or receive municipal solid waste, Seller covenants and agrees that he shall, and shall cause his Affiliates to, cause such waste to be disposed of at the Landfill pursuant to a Disposal Agreement, substantially in the form of Exhibit E attached hereto (the "Disposal Agreement"). During such five (5) year period, Buyer shall provide its landfill services to the Rochester Transfer Station at a rate of not less than 10% below the lowest rate then offered to other users of the Landfill in connection with the disposal of municipal solid waste generated in Monroe County, New York. During such five (5) year period, Seller may transfer his ownership interest in the Rochester Transfer Station only so long as the third-party transferee agrees in writing to be bound by the terms of the Disposal Agreement.

                  9.4. Public Announcements. (a) Prior to the Closing Date, none of Buyer, Seller, Macedon or the Company shall furnish any written communication to any third party (other than to its or his respective advisors or Buyer's lenders or stockholders) or to the public generally if the subject matter thereof relates to the existence of this Agreement or any party's involvement herein or to the transactions contemplated hereby, without the prior written approval of the other parties as to the content thereof, which approval may be granted or withheld in each party's sole discretion; provided, however, that the foregoing shall not be deemed to prohibit any disclosure required by any applicable Law or by any Governmental Authority having jurisdiction over such matters.

                  (b) Notwithstanding anything stated to the contrary in Section 9.4(a), the parties acknowledge from and after the date of the execution of this Agreement, Buyer, or a designee thereof, shall have the right, with the prior written consent of Seller, Macedon or the Company, which shall not be unreasonably withheld, (i) to meet and discuss with the City of New York (the "City") the solid waste disposal options made available to the City by the Company, (ii) to attend any such meeting or discussion held by the Company or Seller and the City, (iii) to meet with the DEC regarding permitting issues relating to the Landfill, and (iv) to hold meetings and discussions regarding the Company with such other third parties involved in regulating or monitoring the Landfill and the Business as Buyer reasonably determines is necessary or advisable. The Company or Seller shall notify Buyer in advance of any meeting or discussion between the Company and/or Seller and the City, the DEC or any other third parties. In the event Buyer meets with the City, the DEC or any other third parties prior to Closing pursuant to its rights under this Section 9.4(b), Buyer shall notify the Company and/or Seller in advance of such meeting and the Company and Seller or a designee thereof shall have the right to attend such meeting.

                  (c) Buyer, Seller and their respective designees shall have the right to discuss with, or provide to, antitrust officials at the Antitrust Division or the FTC information regarding the parties hereto and the transactions contemplated hereunder and under the Acquisition Agreement.

                  9.5. Covenants of Buyer. Buyer hereby covenants to use good faith efforts to obtain:

                  (a) the Senior Lender's Approval;

                  (b) Board Approval; and

                  (c) Acquisition Financing.

                  9.6. Participation in Negotiations. The Company shall, and the Seller shall cause the Company to, cause its officers, employees, consultants, accountants, counsel and other authorized representatives to furnish to the Buyer and its authorized representatives documents and other information relating to the Tantello Consent Order and/or SM 11 Consent Order as Buyer or its authorized representatives may from time to time request or deem necessary or appropriate. Neither the Company, nor Seller shall, without the prior written consent of Buyer, file with any court or other Governmental Authority, or agree to the terms of, the Tantello Consent Order for a period of not less than sixty
(60) days following the date hereof. During such sixty (60)-day period, Seller, Macedon and the Company shall provide Buyer the opportunity to review the draft of the Tantello Consent Order and all matters directly and indirectly relating thereto and shall reflect therein all reasonable comments and request of Buyer. Prior to agreeing to any changes to any draft of the Tantello Consent Order provided to, or approved by, Buyer, Seller, Macedon and the Company shall provide Buyer with a copy of all such proposed changes and an opportunity to review and comment on the same.

                  9.7. Certain Relationships. Buyer hereby acknowledges the relationship of Seller and the Company with Bank of Geneva and Clough Harbor Engineering and agrees to use good faith efforts to maintain such relationships on substantially the same terms and conditions disclosed to Buyer prior to the date hereof.

                  9.8. Specified Plot Easement. Prior to the Closing Date, Buyer shall grant a non-exclusive, 60 foot-wide access easement to Seller with respect to the Specified Plot to allow for the construction of a future road connecting Highway 414 with that certain property located to the East (the "Dove Property") with terms and conditions reasonably acceptable to Buyer. Seller shall be responsible for all costs associated with the easement, including costs for reasonable maintenance, repairs and insurance.

                  9.9. Equipment Purchases. Buyer and Seller acknowledge that leases with respect to certain equipment set forth on Schedule 3.10 related to the Business and owned by the Company may expire prior to the Closing. Seller shall provide at least fourteen (14) days notice of such expiration to Buyer. At Buyer's option, Buyer may deliver prompt written notice to Seller of its desire to have the Company purchase such equipment. Upon receipt of Buyer's notice, Seller shall cause the Company to purchase such equipment, keep such equipment in good working condition and not permit any Liens to placed upon such equipment. At the Closing, Buyer shall pay an additional amount to Seller equal to the aggregate purchase price paid by Seller for such equipment at lease expiration. Any replacement equipment purchased by the Seller or the Company will not be reimbursed by the Buyer.

                                   ARTICLE 10

                                      TAXES

                  10.1. Taxes. Seller shall timely pay any and all sales, use, transfer, transfer gains or similar Taxes ("Transfer Taxes") which result from the transfer of the Shares, the Business or the Landfill pursuant to this Agreement and shall prepare and file any related Tax Returns required to be filed in connection with the payment of such Transfer Taxes on a timely basis. After the Closing Date, each party shall, upon the request of the other party, promptly reimburse the other party for any Transfer Taxes or related expenses for which such party is responsible under this Agreement but which have been paid by the other party.

                  10.2. Cooperation on Tax Matters. (a) Buyer and Seller agree to furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Company, as is reasonably necessary for the preparation and filing of any Tax Return, Claim for refund or other required or optional filings relating to Tax matters, for the preparation of and proof of facts during any Tax Audit, for the preparation of any Tax protest, for the prosecution or defense of any suit or other proceeding relating to Tax matters and for the answer to any governmental or regulatory inquiry relating to Tax matters.

                  (b) Section 338(h)(10) Election. (i) At Buyer's request, Seller shall join with Buyer in timely making a joint election pursuant to
Section 338(h)(10) of the Code (the "Election") to treat the transaction hereunder as the deemed sale of the assets of the Company for federal and state income tax purposes. Buyer will be responsible for preparing and timely filing any forms used to make the Election. Seller shall sign at Closing all federal and state forms used to make the Election. Seller and Buyer will act together in good faith to determine the deemed sale price of the assets of the Company pursuant to the applicable Treasury Regulations under Section 338 of the Code and based upon the agreed fair market values of the assets of the Company (the "Allocation") and will use the Allocation in reporting the deemed purchase and sale of the assets of the Company for federal and state income tax purposes,
(ii) if the Election is made, Buyer will reimburse Seller for any additional Taxes incurred by Seller which would not have been incurred had the sale of the Shares to the Buyer occurred pursuant to the terms of this Agreement but no Election had been made (the "Excess Section 338(h)(10) Taxes"). For purposes of this Section 10.2(b)(ii), the calculation of the Excess Section 338(h)(10) Taxes shall consist of: (A) Seller's incremental federal income Taxes attributable to the difference between the Seller's marginal rate of tax on ordinary income and the Seller's marginal tax rate on long-term capital gains multiplied by the excess of (x) any ordinary income recognized by the Seller as a result of the sale of the Shares, which ordinary income would have been long-term capital gain but for the Section 338(h)(10) Election, over (y) any ordinary deductions allocable to the Seller (including the deduction for any Company taxes paid by Buyer or the Company) which deductions result from or are attributable to the
Section 338(h)(10) Election; (B) the Seller's incremental state income Taxes attributable to the difference, if any, between the Seller's effective state and local tax rate on income and gain recognized by the Seller as a result of the sale of the Shares as compared to what the Seller's effective state and local income tax rate would have been with respect to such income and gain but for the
Section 338(h)(10) Election; and (C) any additional federal, state and local income Taxes incurred by Seller attributable to the payment made to Seller pursuant to this Section 10.2(b)(ii). The amount of Seller's Excess

Section 338(h)(10) Taxes, if any, shall be determined by Seller's tax accountants, subject to approval by Buyer's tax accountants which, in the event of a dispute, shall be finally determined by an independent tax accounting expert mutually agreeable to Buyer and Seller.

                  (c) Return Filing, Refunds, Credits and Transfer Taxes. Seller shall be responsible for correctly preparing all federal, state and local income Tax Returns for the Company for all taxable periods through the Closing Date. The cost of the preparation of such Tax Returns shall be paid by Seller. In preparing such Tax Returns for the taxable periods through the Closing Date, Seller shall not deviate from the manner in which any item of income or expense of the Company was reported in prior years, except as required by law. Such Tax Returns shall be submitted to Buyer for review at least forty-five (45) Business Days prior to the filing date for any such Tax Return. All Tax Returns that are required to be filed pursuant to this Section 10.2(c) shall not be filed without prior consultation with Buyer and if the Company has any tax liability with respect thereto, the prior approval of Buyer. Seller shall file such Tax Returns on or before the due dates thereof. To the extent permitted by applicable law, Seller shall (i) duly include in his federal and state income tax returns all items of income, gain, loss, deduction or credit attributable to the S Final Year of the Company in a manner consistent with Form 1120S and schedules thereto (and the corresponding state income tax forms and schedules) to be filed by Seller for the Company with respect to such period; and (ii) subject to Section 10.2(b), pay any and all Taxes required to be paid for all taxable years of Seller, including the taxable year that includes the S Final Year, that are attributable to Seller's stock ownership in the Company (it being understood that Section 10.2(b) requires Buyer to pay taxes attributable to the Section 338(h)(10) Election, including with respect to the New York State S Corporation Franchise tax). For purposes of this provision, the "S Final Year" means the taxable year of the Company that ends on the Closing Date.

                                   ARTICLE 11

                                 INDEMNIFICATION

                  11.1. Survival. The representations and warranties of Seller, Macedon, the Company and Buyer contained herein shall survive only until the Closing Date; provided, however, that such time limitation shall not apply to the representations and warranties set forth in (a) Sections 3.1 Capacity, Organization, Standing and Qualification; 3.2 Capitalization and Ownership; 3.3 Authority; and 3.4 Execution and Delivery (each of which representations and warranties shall survive indefinitely) and (b) Section 3.8 Taxes (which representations and warranties shall survive until ninety (90) days after the expiration of the applicable statute of limitations with respect to the relevant
Tax).

                  11.2. Indemnification by Seller and Macedon. Seller and Macedon shall jointly and severally indemnify, defend and hold harmless Buyer, its officers, directors, employees, consultants, owners, agents and Affiliates, regardless of any investigation made by Buyer or on its behalf (or the waiver or satisfaction of the condition contained in Section 6.1(n)), for, against, from and in respect of any and all losses, damages, costs and expenses of any kind and nature whatsoever (including interest and penalties, reasonable expenses of investigation and court costs, reasonable attorneys' fees and disbursements and the reasonable fees and disbursements of other professionals incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder) (collectively, "Losses") which may be sustained or suffered by any of them arising out of, resulting from or pertaining to:

                  (a) any breach or inaccuracy of any representation or warranty made by Seller, Macedon or the Company herein (to the extent that such representation or warranty is still surviving pursuant to Section 11.1 as of the date a claim for indemnification is made hereunder) as of the date hereof or as of the Closing (without giving effect to any Schedules provided by Seller to Buyer after the date hereof); and

                  (b) any failure of Seller, Macedon or the Company to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof.

                  11.3. Indemnification by Buyer. Buyer shall indemnify, defend and hold harmless Seller, the Company and Macedon, Seller's and Macedon's officers, directors, employees, consultants, owners, agents and Affiliates, for, against, from and in respect of any and all Losses which may be sustained or suffered by any of them arising out of, resulting from or pertaining to:

                  (a) any breach or inaccuracy of any representation or warranty made by Buyer herein; and

                  (b) any failure of Buyer to perform any covenant or agreement hereunder or fulfill any other obligation in respect hereof.

                  11.4. Notice and Opportunity to Defend. Each Person seeking indemnification under this Article 11 (the "Indemnified Party") shall promptly notify the other party obligated to provide indemnification (the "Indemnifying Party") of any Claim as to which indemnity may be sought; provided, however, that the failure to provide prompt notice shall relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. The Indemnified Party shall have the right to control the defense of such Claim and the Indemnifying Party shall indemnify the Indemnified Party for its costs in connection therewith and shall be entitled to participate in the defense of such Claim at its own expense. In no event shall an Indemnifying Party be liable for any settlement or compromise effected without its prior consent and the Indemnifying Party, in the defense of any such Claim, shall not, except with the prior consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term a release of the Indemnified Party from all Liability in respect to such Claim by the claimant or plaintiff or which provides for any form of injunctive relief or other non-monetary relief which affects the Indemnified Party.

                  11.5.  Reimbursement.  (a) At the time  that  the  Indemnified
Party shall suffer a Loss in respect of which it is entitled to indemnification under this Article 11 or at the time the amount of any Liability on the part of the Indemnifying Party under this Article 11 is otherwise determined, which in the case of payment to third Persons covered by the provisions of this Article 11 shall be the earlier of (i) the date of such payments or (ii) the date that a court of competent jurisdiction shall enter a final judgment, order or decree (after exhaustion of appeal rights)  establishing  such  Liability  (such loss or amount  being  hereinafter referred to as the "Indemnifiable Loss"), the Indemnifying Party shall forthwith, upon notice from the Indemnified Party pay to the Indemnified Party the amount of the Indemnifiable Loss. If such amount is not paid forthwith, then the Indemnified Party may, at its option, take legal action against the Indemnifying Party for reimbursement in the amount of its Indemnifiable Loss. For purposes hereof, the Indemnifiable Loss shall include the amounts so paid, or determined to be owing, by the Indemnified Party together with costs and reasonable attorneys' fees and interest on the foregoing items at the rate of ten percent (10%) per annum from the later of (A) the date the Indemnified Party suffers the Indemnifiable Loss, and (B) the date that the Indemnified Party provides to the Indemnifying Party notice that the Indemnifiable Loss is due as hereinabove provided, until the Indemnifiable Loss shall be paid. If such Indemnified Party does not prevail in its enforcement action hereunder, it shall reimburse the Indemnifying Party's costs in such action.

                  (b) The foregoing provisions of this Article 11 notwithstanding, if, prior to the termination of any obligation to indemnify, the Indemnified Party files a suit or action based upon an indemnifiable Claim of Seller or Macedon or an Indemnifiable Claim of Buyer, as the case may be, against Indemnifying Party, the Indemnified Party shall not be precluded from pursuing such claim, breach, occurrence, other matter, or suit or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the Seller Indemnifiable Claim or the Buyer Indemnifiable Claim, as the case may be, by reason of the termination otherwise provided for above in this Article 11, if any.

                  11.6.  Adjustments  to  Indemnification  Payments.  (a) If the
amount of any Indemnifiable Loss, at any time subsequent to the making of an indemnity payment by the Indemnifying Party, is reduced by recovery, settlement or otherwise under or pursuant to any insurance coverage, or pursuant to any Claim, recovery, settlement or payment by or against any third Person, the amount of such reduction, less any costs, expenses or premiums incurred in connection therewith (together with interest thereon from the date of payment thereof at the rate of ten percent (10%) per annum), will promptly be repaid by the Indemnified Party to the Indemnifying Party. Upon making any indemnity payment the Indemnifying Party will, to the extent of such indemnity payment, be subrogated to all rights of the Indemnified Party against any third Person that is not an Affiliate of the Indemnified Party in respect of the Indemnifiable Loss to which the indemnity payment relates; provided, however, that (i) the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss and (ii) until the Indemnified Party recovers full payment of its Indemnifiable Loss, any and all Claims of the Indemnifying Party against any such third Person on account of said indemnity payment will be subrogated and subordinated in right of payment to the rights of the Indemnified Party against such third Person. Without limiting the generality or effect of any other provision hereof, each such Indemnified Party and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights. The Indemnified Party shall use its reasonable efforts to make insurance Claims relating to any Claim for which it is seeking indemnification pursuant to this Article 11; provided that the Indemnified Party shall not be obligated to make such an insurance Claim if the Indemnified Party in its reasonable judgment believes that the cost of pursuing such an insurance Claim together with any corresponding increase in insurance premiums or other chargebacks to the Indemnified Party would exceed the value of the insurance Claim relating to any Claim for which the Indemnified Party is seeking indemnification.

                  (b) In addition to any other rights of the Buyer hereunder, if an Indemnifiable Loss has been asserted in writing by Buyer and remains unresolved as among Buyer, Seller and/or Macedon on any date on which any payment of any amount is otherwise due and payable by Buyer hereunder, then Buyer shall be entitled to withhold payment of any amount that is otherwise due and payable hereunder up to an aggregate amount equal to the lesser of (i) the estimated Losses and the payment(s) due (such amount, the "Indemnity Fund") with respect to all such unresolved Indemnifiable Loses until the earliest of (i) such time as Seller and/or Macedon has paid all such unresolved Indemnifiable Losses in full or otherwise corrected or remedied all such unresolved Indemnifiable Losses to the reasonable satisfaction of Buyer, (ii) as to such Indemnifiable Loss, final adjudication (including appeals) by a court of competent jurisdiction or final, binding determination by a duly appointed arbitrator, or (iii) dismissal of any action relating to such Indemnifiable Loss. Notwithstanding the provisions otherwise contained in this Section 11.6, Buyer shall, subject to Section 11.6(c) below, pay to Seller and/or Macedon the portion of the Indemnity Fund related to a particular Indemnifiable Loss that meets the requirements of clause (i), (ii) or (iii) above.

                  (c) Upon a final determination (by a court of competent jurisdiction, by a final, binding determination by a duly appointed arbitrator, or otherwise by agreement of Buyer and Seller) of the value of an Indemnifiable Loss, Buyer shall be entitled to an offset and credit against the unpaid payments hereunder in an aggregate amount equal to the value of such Indemnifiable Loss.

                  11.7. No Other Representations. Except as set forth in this Agreement, no party makes any representation, warranty, covenant or agreement with respect to the matters contained herein.

                  11.8. Specific Performance. Seller, the Company and Macedon acknowledge that a refusal by them to consummate the transactions contemplated by this Agreement will cause irreparable harm to Buyer for which there may be no adequate remedy at law and for which the ascertainment of damages would be difficult. Therefore, Buyer shall be entitled to specific performance of this Agreement (in addition to, and without having to prove the inadequacy of, other remedies at law) and appropriate injunctive relief (without being required to post bond or other security).

                  11.9. Purchase Price Adjustment. Buyer and Seller shall treat any payments under this Article 11 as an adjustment to the Purchase Price for all federal, state, and local income Tax purposes.

                  11.10. Survival of Indemnification Obligations. The indemnification and other obligations of Seller and Buyer under this Article 11 shall survive for the same period of time set forth in Section 11.1, and shall terminate with the expiration of such survival period. Claims or demands asserted prior to the expiration of such period shall survive until final resolution thereof.

                                   ARTICLE 12

                                  MISCELLANEOUS

                  12.1. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered by courier, or if mailed, when mailed by United States first-class, certified or registered mail, postage prepaid, to the other party at the following addresses or by telescope, receipt confirmed (or at such other address as shall be given in writing by any party to the other):

         If to Buyer, to:

                  IESI NY Corporation
                  6125 Airport Freeway, Suite 202
                  Haltom City, Texas
                  Attention:  Thomas Fowler, Esq.
                  Fax: (817) 314-5239

                  IESI NY Corporation
                  6125 Airport Freeway, Suite 202
                  Haltom City, Texas
                  Attention:  Larry McGee
                  Fax: (817) 314-5239

         With a copy to:

                  McDermott, Will & Emery
                  50 Rockefeller Plaza
                  New York, New York 10020
                  Attention:  Stephen B. Selbst, Esq.
                  Fax: (212) 547-5444

         If to Seller, to:

                  Frank DiMino
                  Peter Thummler
                  4400 Nine Mile Point Road
                  Fairport, New York 14450
                  Fax: (585) 388-1252:

         With a copy to:

                  Richard A. Calabrese
                  One East Main Street
                  Rochester, New York 14614
                  585-232-4724
                  Fax: (585) 232-6674


                  12.2. Successors and Assigns. This Agreement, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto, except that Buyer shall be entitled to assign all or part of its rights and obligations under this Agreement to IESI Corporation, a Delaware corporation, or to a direct wholly-owned subsidiary of Buyer or IESI Corporation; provided, however, that Buyer shall remain fully responsible for the performance of its obligations hereunder.

                  12.3. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement including all Schedules hereto. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the Schedules shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or the Schedules. Any reference to any federal, state, local, or foreign Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word
"including" shall mean including without limitation. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

                  12.4. Governing Law; Jurisdiction. With respect to corporate governance matters concerning a corporation of any jurisdiction, this Agreement shall be governed by and construed in accordance with the Laws of such jurisdiction. With respect to all other matters, this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflicts of Law provisions thereof. The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the Western District of New York.

                  12.5. Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction, or effect.

                  12.6. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

                  12.7. Further Assurances. Both before and after Closing hereunder, each party shall cooperate and take such action as may be reasonably requested by another party in order to more fully carry out the provisions and purposes of this Agreement and the transactions contemplated hereby, including the transfer from Macedon to the Company of all of Macedon's obligations and liability under that certain Guarantee of Supply of Final Cover Soil for Closure of Seneca Meadows Landfill, dated January 2003, made by Macedon in favor of the New York State Department of Environmental Conservation.

                  12.8. Course of Dealing. No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. The failure of any of the parties to this Agreement to require the performance of a term or obligation under this Agreement or the waiver by any of the parties to this Agreement of any breach hereunder shall not prevent subsequent enforcement of such term or obligation or be deemed a waiver of a subsequent breach hereunder. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  12.9. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable, so as to effect the original intent of the parties to the greatest extent possible.

                  12.10. Entire Agreement. This Agreement, the Exclusivity Agreement and the Schedules, exhibits and certificates hereto, each of which is hereby incorporated herein, set forth all of the promises, covenants, agreements, conditions, and undertakings between the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, inducements, or conditions, express or implied, oral or written. This Agreement may not be amended except by an instrument in writing signed by the party sought to be charged with effect of such amendment.

                  12.11. Amendments and Waivers. Any provision of this Agreement maybe amended or waived if, but only if, such amendment or waiver is in writing and is signed by Buyer, Seller, the Company and, when applicable, Macedon.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                               IESI NY CORPORATION

                                               By:
                                                  ------------------------------
                                                    Charles F. Flood
                                                    Chief Executive Officer and
                                                    President


                                               SENECA MEADOWS, INC.

                                               By:
                                                  ------------------------------
                                                    Peter K. Thummler
                                                    President


                                               ---------------------------------
                                                           Frank Dimino



                                               MACEDON HOMES INC.

                                               By:
                                                  ------------------------------
                                                    Peter K. Thummler
                                                    Vice President

                                    EXHIBIT B

                                 PROMISSORY NOTE

$[__________]                                                  As of _____, 2003


                  For value received, the undersigned, IESI NY Corporation, a Delaware corporation ("Maker"), agrees and promises to pay to Frank DiMino ("Payee"), by wire transfer of immediately available funds, to such account as designated by Payee to Maker, the principal sum of ________ Dollars ($_______), plus interest thereon as set forth below. This Note has been executed and delivered pursuant to and in accordance with the terms of that certain Stock Purchase Agreement, dated May 22, 2003, by and among Maker, Payee and the other parties listed on the signature pages thereto (the "Agreement"). Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

                  The outstanding principal balance of this Note shall be due and payable on ______ [One day after the Closing Date], 2003 (the "Payment Date"). To the extent any principal balance of this Note remains outstanding after the Payment date, interest at a rate of equal to 6% per annum shall accrue on such outstanding principal balance. Interest shall be calculated based upon a 365-day year and charged for the actual number of days elapsed from and including the Payment Date (to the extent any principal balance remains outstanding on such date) and through but excluding the date on which the entire principal amount hereof has been paid. The interest rate shall not exceed the maximum rate permitted by law.

                  In addition to the principal amount and interest, in the event Payee must undertake any action or proceeding to collect under this Note, Maker hereby agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. Such additional costs and expenses shall be added to and become part of the sums due hereunder.

                  All payments hereunder shall be applied as follows: first, on account of any collection costs and expenses; second, on account of interest accrued; third, on account of the principal.

                  Upon a failure by Maker to pay all amounts due hereunder by the seventh day following the date hereof, Payee shall have the right (which shall be Payee's sole remedy in respect of Maker's failure to pay amounts due under this Note) to terminate and/or unwind the transactions contemplated by the Agreement and retain the Shares (or, to the extent that the Shares have been delivered to a third party, to have the Shares returned to Payee).

                  This Note shall be construed in accordance with the laws of the State of New York. No delay or failure on the part of the holder hereof to exercise any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise. No waiver whatsoever or modification of the terms hereof shall be valid unless signed by the holder of this Note and then only to the extent therein set forth.

                  Neither the Payee nor the Maker may assign, delegate, sell, transfer or otherwise dispose of any of its rights and obligations hereunder without the express written consent of the other party. Any attempted assignment, delegation, sale, transfer or other disposition in violation of the foregoing sentence shall be void.

                  IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the date above written.

                                                     IESI NY CORPORATION


                                                     By:      __________________

                                                     Title:   __________________


                                       3